                                  EXHIBIT 10.5

                  Loan Agreement, dated March 7, 1996, between
      Registrant's Subsidiary and Manufacturers and Traders Trust Company

                  CORPORATE REVOLVING AND TERM LOAN AGREEMENT

                                    BETWEEN

                    MANUFACTURERS AND TRADERS TRUST COMPANY

                                      AND

                         COMPTEK FEDERAL SYSTEMS, INC.




                              DATED March 7, 1996

                               TABLE OF CONTENTS



1.       DEFINITIONS..................................................1
         a.      Accumulated Funding Deficiency.......................1

         b.      Affiliate............................................1

         c.      Applicable Margin....................................2

         d.      Bankruptcy Law.......................................2

         e.      Bank's Prime Rate....................................3

         f.      CERCLA...............................................3

         g.      Comptek Research.....................................3

         h.      Control..............................................3

         i.      Distribution.........................................4

         j.      Environmental Law....................................4

         k.      ERISA................................................4

         l.      Event of Default.....................................4

         m.      Governmental Authority...............................8

         n.      Hazardous Material...................................8

         o.      Internal Revenue Code................................8

         p.      Law..................................................9

         q.      Libor Rate...........................................9

         r.      Libor Rate Election..................................9

         s.      Libor Rate Period....................................9

         t.      Libor Rate Period Commencement Date.................10

         u.      Libor Rate Portion..................................10

          v.     Loan................................................10

          w.     Loan Document.......................................10

          x.     Material Adverse Effect.............................10

          y.     Other Obligor.......................................11

          z.     Pension Plan........................................11

         aa.     Permitted Investment................................12

         bb.     Permitted Lien......................................13

         cc.     Permitted Loan......................................15

         dd.     Person..............................................16

         ee.     Potential Event of Default..........................16

         ff.     Prohibited Transaction..............................16

         gg.     Related Entity......................................17

         hh.     Related Entity Equity...............................17
         ii.     Release.............................................17

         jj.     Reportable Event....................................17

         kk.     Revolving Loan......................................18

         ll.     Revolving Loan Maturity Date........................18

         mm.     Subsidiary..........................................18

         nn.     Term Loan I.........................................19

         oo.     Term Loan II........................................19

   2.    REVOLVING LOANS.............................................19

         a.      Making and Obtaining Revolving Loans................19

         b.      Revolving Loan Note.................................20

         c.      Repayment...........................................21

         d.      Optional Repayment in Advance.......................22

         e.      Interest............................................22

         f.      Late Charge.........................................25

         g.      Non-Usage Fee.......................................25

         h.      General Provisions as to Repayment and Payment......26

         i.      Libor Rate Election.................................27

         j.      Extension of Revolving Loan Maturity Date...........29

3.       TERM    LOAN I..............................................29

         a.      Making and Obtaining Term Loan I....................30

         b.      Termination of Obligation...........................30

         c.      Repayment...........................................30

         d.      Optional Repayment in Advance.......................31

         e.      Interest............................................32

         f.      Commitment Fee......................................33

         g.      Late Charge.........................................34

         h.      General Provisions as to Repayment and Payment......34

4.       TERM    LOAN II.............................................35

         a.      Making and Obtaining Term Loan II...................35

         b.      Repayment...........................................36

         c.      Optional Repayment in Advance.......................36

         d.      Interest............................................38

         e.      Commitment Fee......................................39

         f.      Late Charge.........................................39

         g.      General Provisions as to Repayment and Payment......40

5.       PREREQUISITES TO LOAN.......................................41

         a.      No Default..........................................41

         b.      Representations and Warranties......................41

         c.      Proceedings.........................................43

         d.      Receipt by Bank.....................................43

6.       REPRESENTATIONS AND WARRANTIES..............................49

         a.      Use of Proceeds.....................................49

         b.      Subsidiaries; Affiliates............................49

         c.      Good Standing; Qualification; Authority.............50

         d.      Control.............................................50

         e.      Compliance..........................................50

         f.      Environmental Matters...............................51

         g.      Legality............................................53

         h.      Fiscal Year.........................................56

         i.      Financial Statements................................56

         j.      Material Adverse Effects; Distributions.............59

         k.      Tax Returns and Payments............................59

         l.      Certain Indebtedness................................59

         m.      Pension Obligations.................................60

         n.      Leases..............................................61

         o.      Assets; Liens and Encumbrances......................61

         p.      Investments.........................................62

         q.      Loans...............................................62

         r.      Judgments and Litigation............................62

         s.      Transactions with Affiliates........................63

         t.      Default.............................................63

         u.      Full Disclosure.....................................63

7.       AFFIRMATIVE COVENANTS.......................................64

         a.      Good Standing; Qualification........................64

         b.      Compliance..........................................64

         c.      Working Capital; Current Ratio......................65

         d.      Leverage Ratio......................................65

         e.      Related Entity Equity...............................66

         f.      Accounting; Reserves; Tax Returns...................66

         g.      Financial and Other Information; Certificates of

                 No Default..........................................66

         h.      Payment of Certain Indebtedness.....................69

         i.      Maintenance of Title and Assets; Insurance..........70

         j.      Inspections.........................................71

         k.      Pension Obligations.................................71

         l.      Changes in Management, Ownership and Control........73

         m.      Judgments...........................................73

         n.      Litigation..........................................74

         o.      Liens and Encumbrances..............................75

         p.      Defaults and Material Adverse Effects...............75

         q.      Additional Guaranties, Security Agreements, Patent

                 Collateral Assignments and Security Agreements and

                 Trademark Collateral Assignments and Security

                 Agreements..........................................76

         r.      Further Actions.....................................77

8.       NEGATIVE COVENANTS..........................................77

         a.      Fiscal Year.........................................77

         b.      Certain Indebtedness................................78

         c.      Pension Obligations.................................78

         d.      Liens and Encumbrances..............................79

         e.      Capital Expenditures................................79

         f.      Operating Leases....................................80

         g.      Investments.........................................80

         h.      Loans...............................................80

         i.      Transactions with Affiliates........................80

         j.      Distributions.......................................81

         k.      Corporate and Other Changes ........................82

         l.      Sale of Receivables.................................82

         m.      Stock of or Ownership Interest in Subsidiary........82

         n.      Full Disclosure.....................................83

9.       INDEBTEDNESS IMMEDIATELY DUE................................83

10.      EXPENSES; INDEMNIFICATION...................................84

         a.      Loan Document Expenses..............................84

         b.      Collection Expenses.................................84

         c.      Expenses Due to Law Changes.........................85

         d.      Environmental Indemnification.......................86

11.      NOTICES.....................................................87

12.      MISCELLANEOUS...............................................89

         a.      Term; Survival......................................89

         b.      Survival; Reliance..................................89

         c.      Right of Setoff.....................................89

         d.      Assignment or Grant of Participation................91

         e.      Binding Effect......................................91

         f.      Entire Agreement, Modifications and Waivers.........91

         g.      Rights and Remedies Cumulative......................92

         h.      Requests............................................93

         i.      Extent of Consents and Waivers......................93

         j.      Directly or Indirectly..............................93

         k.      Accounting Terms and Computations...................93

         l.      Reference to Law....................................94

         m.      Reference to Governmental Authority.................94

         n.      Severability........................................94

         o.      Governing Law.......................................95

         p.      Headings............................................95

    13.  CONSENTS AND WAIVERS RELATING TO LEGAL PROCEEDINGS..........95

         a.      JURISDICTIONAL CONSENTS AND WAIVERS.................95

         b.      WAIVER OF TRIAL BY JURY AND CLAIMS TO CERTAIN

                 DAMAGES.............................................96

                  CORPORATE REVOLVING AND TERM LOAN AGREEMENT

                 This Agreement is made this 7th day of March 1996 between Manufacturers and Traders Trust Company, a New York banking corporation having its chief executive office at One M&T Plaza, Buffalo, New York 14240, (the "Bank") and Comptek Federal Systems, Inc., a New York business corporation having its chief executive office at 2732 Transit Road, Buffalo, New York 14224, (the "Borrower").

                 The Bank and the Borrower agree as follows:

                 1.       DEFINITIONS.  For purposes of this Agreement:

                 a. ACCUMULATED FUNDING DEFICIENCY. "Accumulated Funding Deficiency" has the meaning given to such term in Section 412(a) of the Internal Revenue Code.

                 b. AFFILIATE. "Affiliate" means, other than all Related Entities, (i) any Person who or that now or hereafter has Control of or is now or hereafter under common Control with any Related Entity or over whom or which any Related Entity now or hereafter has Control, (ii) any Person who is now or hereafter related by blood, adoption or marriage to any Person referred to in clause (i) of this sentence or now or hereafter resides in the same home as any such Person, (iii) any Person who is now or hereafter a director or officer of any Related Entity or has functions with respect to any Subsidiary similar to those of a director or officer of a corporation or (iv) any Person who is now or hereafter related by blood, adoption or marriage to any Person referred to in clause (iii) of this sentence or now or hereafter resides in the same home as any such Person or over whom or which any such Person now or hereafter has Control.

                 c. APPLICABLE MARGIN. "Applicable Margin" means for any day (i) if the total of (A) the aggregate outstanding principal amounts of all Revolving Loans at the end of such day and (B) the outstanding principal amount of Term Loan I at the end of such day does not exceed $10,000,000, (I) 1/4% for purposes of clause (i)(A) of the first sentence of Section 2e of this Agreement and (II) 2 1/2% for purposes of clause (i)(B)(I)(1) of such sentence or (ii) if such total exceeds $10,000,000, (I) 1/2% for purposes of such clause (i)(A) and
(II) 3 1/2% for purposes of such clause (i)(B)(I)(1).

                 d. BANKRUPTCY LAW. "Bankruptcy Law" means any bankruptcy or insolvency Law or any other Law relating to the relief of debtors, the readjustment, composition or extension of indebtedness, liquidation or reorganization.

                 e. BANK'S PRIME RATE. The "Bank's Prime Rate" means the rate announced by the Bank as its prime rate of interest, whether or not such rate is actually the lowest or best rate charged by the Bank in connection with any loan made by the Bank.

                 f. CERCLA. "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.


                 g. COMPTEK RESEARCH. "Comptek Research" means Comptek Research, Inc., a New York business corporation.

                 h. CONTROL. "Control" means, with respect to any Person, whether direct or indirect, (i) the power to vote 5% or more of the outstanding shares of any class of stock of such Person ordinarily having the power to vote for the election of directors of such Person or 5% or more of any class of other ownership interest in such Person ordinarily having the power to vote for the election of, appoint or otherwise designate Persons having functions with respect to such Person similar to those of directors of a corporation or the power to direct or cause the direction of the management and policies of such Person, (ii) the beneficial ownership of 5% or more of the outstanding shares of any class of stock of such Person or 5% or more of any class of other ownership interest in such Person or (iii) the power to direct or cause the direction of the management and policies of such Person, whether by ownership of any stock or other ownership interest, by agreement or otherwise.

                 i. DISTRIBUTION. "Distribution" means, with respect to any Person, (i) any dividend or other distribution, whether in cash or in the form of any other asset, on account of any of its stock or any other ownership interest therein or (ii) any payment on account of the purchase, redemption, retirement or other acquisition of any of its stock or any other ownership interest therein.

                 j. ENVIRONMENTAL LAW. "Environmental Law" means any Law relating to public health or safety or protection of the environment, including, but not limited to, (i) CERCLA and (ii) the Resource Conservation and Recovery Act, as amended.

                 k. ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 l. EVENT OF DEFAULT. An "Event of Default" occurs or exists if (i) the Borrower (A) defaults for more than 10 days in the repayment when due of any of the principal amount of any Loan, the payment when due of any interest owing pursuant to this Agreement or any other amount owing by the Borrower to the Bank pursuant to this Agreement, (B) defaults for more than 30 days in the performance when due of any obligation owing by the Borrower pursuant to
Section 7 of this Agreement or (C) defaults in the performance when due of any other obligation owing by the Borrower to the Bank pursuant to this Agreement,
(ii) any Related Entity or Other Obligor defaults in the performance when due, whether by acceleration or otherwise, of any obligation (including, but not limited to, any obligation to pay any money, whether for any principal, interest, fee, charge, cost or expense or otherwise), whether now existing or hereafter arising or accruing, to the Bank or any other Person other than, in the case of any Person other than the Bank, any obligation to pay any money in connection with any indebtedness of $100,000 or less, the maturity of any such obligation is accelerated or there occurs or exists any event or condition that, whether immediately or after notice, lapse of time or both notice and lapse of time and whether or not waived, would constitute a default with respect to or permit the acceleration of the maturity of any such obligation,
(iii) other than as permitted by this Agreement, any Related Entity or Other Obligor is dissolved, ceases to exist, participates or agrees to participate in any merger, consolidation or other absorption, assigns or otherwise transfers or disposes of all or substantially all of his, her or its assets, makes or permits what might be a fraudulent transfer or fraudulent conveyance of any of his, her or its assets, makes any bulk sale, sends any notice of any intended bulk sale, dies, becomes incompetent or insolvent (however such insolvency is evidenced), generally fails to pay his, her or its debts as they become due, fails to pay, withhold or collect any tax as required by any Law, suspends or ceases his, her or its business or has served, filed or recorded against him, her or it or any of his, her or its assets any judgment, order or award of any Governmental Authority or arbitrator or any lien, (iv) any Related Entity or Other Obligor has any receiver, trustee, custodian or similar Person for him, her or it or any of his, her or its assets appointed (whether with or without his, her or its consent), makes any assignment for the benefit of creditors or commences or has commenced against him, her or it any case or other proceeding pursuant to any Bankruptcy Law or any formal or informal proceeding for the dissolution, liquidation or winding up of the affairs of or the settlement of claims against him, her or it, (v) any representation or warranty made in this Agreement proves to have been incorrect or misleading in any material respect as of the date of this Agreement or, except to the extent updated in a certificate executed by the President or a Vice President of Comptek Research, the President or a Vice President of the Borrower and the chief financial officer of Comptek Research and received by the Bank before any time as of which such representation or warranty is deemed to have been made, as of such time, (vi) any representation or warranty heretofore or hereafter made, or any financial statement heretofore or hereafter provided, to the Bank by or on behalf of any Related Entity or Other Obligor proves, as of the date thereof, to have been incorrect or misleading in any material respect or before the execution and delivery to the Bank by the Borrower of this Agreement there occurred and was not disclosed to the Bank any material adverse change in any information disclosed in any such representation or warranty heretofore so made or any financial statement heretofore so provided, (vii) there occurs or exists with respect to any Pension Plan any Prohibited Transaction, Reportable Event or other event or condition that, in the opinion of the Bank, constitutes or will or might constitute grounds for the institution by the Pension Benefit Guaranty Corporation of any proceeding under ERISA seeking the termination of such Pension Plan or the appointment of a trustee to administer such Pension Plan, the Pension Benefit Guaranty Corporation institutes any proceeding under ERISA seeking the termination of any Pension Plan or the appointment of a trustee to administer any Pension Plan, any Person other than the Pension Benefit Guaranty Corporation institutes any proceeding under ERISA seeking the termination of any Pension Plan or the appointment of a trustee to administer any Pension Plan that is, in the opinion of the Bank, likely to result in the termination of such Pension Plan, any trustee is appointed by a United States District Court to administer any Pension Plan, any Pension Plan is terminated or there are vested unfunded liabilities under any Pension Plan that, in the opinion of the Bank, have or will or might have any Material Adverse Effect or (viii) Comptek Research ceases to own at least 100% of the outstanding shares of each class of stock of the Borrower or ceases to own at least 51% of the outstanding shares of each class of stock of each Related Entity other than the Borrower and Comptek Research.


                 m. GOVERNMENTAL AUTHORITY. "Governmental Authority" means any government, political subdivision, court, agency, central bank or other entity, body, organization or group exercising any executive, legislative, judicial, fiscal, monetary, regulatory or administrative function of government.

                 n. HAZARDOUS MATERIAL. "Hazardous Material" means (i) any "hazardous substance" as such term is defined in 42 U.S.C. Section 9601(14), (ii) any "hazardous waste" as such term is defined in 42 U.S.C.
Section 6903(5), (iii) any pollutant, contaminant or hazardous, dangerous or toxic chemical, material, waste or other substance for purposes of any other Environmental Law relating to or imposing any liability or standard of conduct with respect to any pollutant, contaminant or hazardous, dangerous or toxic chemical, material, waste or other substance or (iv) any petroleum product used for fuel or lubrication.

                 o. INTERNAL REVENUE CODE. The "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

                 p. LAW. "Law" means any statute, ordinance, regulation, rule, interpretation, decision, guideline or other requirement enacted or issued by any Governmental Authority, whether or not having the force of law.

                 q. LIBOR RATE. "Libor Rate" means for any period the rate per year, as determined by the Bank from any broker, quoting service or commonly available source utilized by the Bank, at which United States dollar deposits in immediately available funds are offered to leading banks in the London interbank eurodollar market at approximately 11:00 A.M. London time (or as soon thereafter as practicable) on the date that is two business days of the Bank before the first day of such period for delivery on the first day of such period for a period equal to such period.

                 r. LIBOR RATE ELECTION. "Libor Rate Election" means any election by the Borrower to have the interest charged for any period on a portion of the aggregate outstanding principal amounts of all Revolving Loans determined by reference to the Libor Rate.

                 s. LIBOR RATE PERIOD. "Libor Rate Period" means any period for which interest is to be charged on any Libor Rate Portion at a rate determined by reference to the Libor Rate for such period pursuant to a Libor Rate Election.

                 t. LIBOR RATE PERIOD COMMENCEMENT DATE. "Libor Rate Period Commencement Date" means the date on which begins any period for which interest is to be charged on any Libor Rate Portion at a rate determined by reference to the Libor Rate for such period pursuant to a Libor Rate Election.

                 u. LIBOR RATE PORTION. "Libor Rate Portion" means any portion of the aggregate outstanding principal amounts of all Revolving Loans on which interest is to be charged for any period at a rate determined by reference to the Libor Rate for such period pursuant to a Libor Rate Election.

                 v. LOAN. "Loan" means any Revolving Loan, Term Loan I or Term Loan II.

                 w. LOAN DOCUMENT. "Loan Document" means (i) this Agreement, (ii) any other agreement or instrument referred to in Section 5d of this Agreement or (iii) any replacement of any such other agreement or instrument.

                 x. MATERIAL ADVERSE EFFECT. "Material Adverse Effect" means any material adverse effect on (i) the ability of the Borrower to repay when due any of the principal amount of any Loan or to pay when due any interest owing pursuant to this Agreement, any other amount owing by the Borrower to the Bank pursuant to this Agreement or any other indebtedness or other obligation of the Borrower to the Bank, whether now existing or hereafter arising or accruing, (ii) the ability of any Related Entity to perform when due any obligation pursuant to any Loan Document or (iii) any Related Entity or the business, operations, assets, affairs or condition (financial or other) of any Related Entity.

                 y. OTHER OBLIGOR. "Other Obligor" means, other than all Related Entities, any Person (i) who or that, whether as a maker, drawer, acceptor, endorser, guarantor, surety or accommodation party or otherwise, is now or hereafter directly or indirectly liable for the payment of any indebtedness or other obligation of the Borrower to the Bank, whether now existing or hereafter arising or accruing, or (ii) any asset of whom or which now or hereafter directly or indirectly secures the payment of any such indebtedness or other obligation.

                 z. PENSION PLAN. "Pension Plan" means (i) any pension plan, as such term is defined in Section 3(2) of ERISA,

(A) that has heretofore been or is hereafter established or maintained by any Related Entity or any other Person that is, together with any Related Entity, a member of a controlled group of corporations for purposes of Section 414(b) of the Internal Revenue Code or is under common control with any Related Entity for purposes of Section 414(c) of the Internal Revenue Code, (B) to which contributions have heretofore been or are hereafter made by any Related Entity or any such other Person or (C) to which any Related Entity or any such other Person has heretofore agreed or hereafter agrees or otherwise has heretofore incurred or hereafter incurs any obligation to make contributions or (ii) any trust heretofore or hereafter created under any such pension plan.

                 aa.      PERMITTED INVESTMENT.  "Permitted Investment" means
(i) any investment by any Related Entity in (A) any readily marketable direct obligation of the United States maturing within one year after the date of its acquisition thereof, (B) any time deposit maturing within one year after the date of its acquisition thereof and issued by any banking institution that is incorporated under any statute of the United States or any state of the United States and has a combined capital and surplus of not less than $500,000,000,
(C) any demand or savings deposit with any such banking institution, (D) any security of any Subsidiary if such security is owned by it on the date of this

Agreement or (E) any security fully and accurately described under the heading "Permitted Investments" in Exhibit A attached to and made a part of this Agreement, (ii) any investment made by any Related Entity through the Bank or any affiliate of the Bank or (iii) any other investment by any Related Entity provided that the total of all such other investments does not at any time exceed $100,000 in the aggregate for all Related Entities.

                 bb.      PERMITTED LIEN.  "Permitted Lien" means (i) any lease
of any asset by any Related Entity as a lessor in the ordinary course of its business and without interference with the conduct of its business or operations, (ii) any pledge or deposit made by any Related Entity in the ordinary course of its business (A) in connection with any workers' compensation, unemployment insurance, social security or similar Law or (B) to secure the payment of any indebtedness or other obligation in connection with any letter of credit, bid, tender, trade or government contract, lease, surety, appeal or performance bond or Law, or any similar indebtedness or other obligation, not incurred in connection with the borrowing of any money or the deferral of the payment of the purchase price of any asset, (iii) any attachment, levy or similar lien with respect to any Related Entity arising in connection with any action or other legal proceeding so long as (A) the validity of the claim or judgment secured thereby is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, (B) adequate reserves have been appropriately established for such claim or judgment, (C) the execution or other enforcement of such attachment, levy or similar lien is effectively stayed and (D) neither such claim or judgment nor such attachment, levy or similar lien has any Material Adverse Effect, (iv) any statutory lien in favor of the United States for any amount paid to any Related Entity as a progress payment pursuant to any government contract, (v) any statutory lien securing the payment of any tax, assessment, fee, charge, fine or penalty imposed by any government or political subdivision upon any Related Entity or any of the assets, income and franchises of any Related Entity but not yet required by
Section 7h of this Agreement to be paid, (vi) any statutory lien securing the payment of any claim or demand of any materialman, mechanic, carrier, warehouseman, garageman or landlord against any Related Entity but not yet required by such Section 7h to be paid, (vii) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or similar title exception or encumbrance affecting the title to any real property of any Related Entity but not interfering with the conduct of its business or operations, (viii) any security interest, mortgage or other lien or encumbrance in favor of the Bank, (ix) any other security interest, mortgage or other lien provided that the total of the indebtedness and other obligations the payment of which is secured by all such other security interests, mortgages and other liens does not at any time exceed $250,000 in the aggregate for all Related Entities or (x) any security interest, mortgage or other lien or encumbrance existing on the date of this Agreement and fully and accurately described under the heading "Permitted Liens" in Exhibit A attached to and made a part of this Agreement.

                 cc.      PERMITTED LOAN.  "Permitted Loan" means (i) any loan,
advance or other extension of credit made by any Related Entity to the Borrower or by any Related Entity to any other Related Entity that (A) is a guarantor, without any limitation as to amount, of the payment of all indebtedness and other obligations of the Borrower to the Bank, whether now existing or hereafter arising or accruing, pursuant to a guaranty agreement in form and substance satisfactory to the Bank and (B) has granted to the Bank a security interest in all of its personal property and fixtures as security for the payment, without any limitation as to amount, of all such indebtedness and other obligations pursuant to a security agreement in form and substance satisfactory to the Bank, (ii) any deferral of the purchase price of any inventory or service sold by any Related Entity in the ordinary course of its business, (iii) any advance made by any Related Entity in the ordinary course of its business to any of its officers and employees for out-of-pocket expenses incurred by such officer or employee on its behalf in the conduct of its business or operations, (iv) any loan, advance or other extension of credit that is made by any Related Entity in the ordinary course of its business to any Person other than any of its officers and employees and is related to the conduct of its business or operations, (v) any other loan, advance or other extension of credit made by any Related Entity provided that the aggregate outstanding principal amounts of all such other loans, advances and other extensions of credit do not at any time exceed $100,000 for all Related Entities or (iv) any loan, advance or other extension of credit fully and accurately described under the heading "Permitted Loans" in Exhibit A attached to and made a part of this Agreement.

                 dd.      PERSON.  "Person" means (i) any individual,
corporation, partnership, limited liability company, joint venture, trust or unincorporated association, (ii) any Governmental Authority or (iii) any other entity, body, organization or group.

                 ee.      POTENTIAL EVENT OF DEFAULT.  "Potential Event of
Default" means any event or condition that, after notice, lapse of time or both notice and lapse of time, would constitute an Event of Default.

                 ff.      PROHIBITED TRANSACTION.  "Prohibited Transaction" (i)
has the meaning given to such term in Section 4975(c) of the Internal Revenue Code and (ii) means any transaction prohibited by Section 406(a) of ERISA.

                 gg.      RELATED ENTITY.  "Related Entity" means the Borrower,
Comptek Research or any Subsidiary.

                 hh.      RELATED ENTITY EQUITY.  "Related Entity Equity" means
at any time the aggregate consolidated shareholders' equity, partners' capital, proprietors' capital and other equity of all Related Entities at such time, with
(i) any indebtedness of any Related Entity that is subordinated pursuant to a subordination agreement in form and substance satisfactory to the Bank, whether now existing or hereafter arising or accruing, to be considered to constitute such shareholders' equity, partners' capital, proprietor's capital and other equity and (ii) any intangible asset to be excluded in calculating such shareholders' equity, partners' capital, proprietor's capital or other equity.

                 ii. RELEASE. "Release" means any "release" as such term is defined in 42 U.S.C. Section 9601(22).

                 jj.      REPORTABLE EVENT.  "Reportable Event" has the meaning
given to such term in Section 4043(b) of ERISA.

                 kk. REVOLVING LOAN. "Revolving Loan" means any loan by the Bank to the Borrower pursuant to Section 2a of this Agreement.

                 ll. REVOLVING LOAN MATURITY DATE. The "Revolving Loan Maturity Date" means (i) March 31, 1998 or (ii) any subsequent March 31 to which the date on which the Borrower is required to repay the aggregate outstanding principal amounts of all Revolving Loans is extended by the Bank pursuant to Section 2l of this Agreement.

                 mm. SUBSIDIARY. "Subsidiary" means, other than the Borrower, any Person of which Comptek Research now or hereafter has beneficial ownership, whether direct or indirect, of (i) 50% or more of the outstanding shares of any class of stock ordinarily having the power to vote for the election of directors of such Person or 50% or more of any class of other ownership interest ordinarily having the power to vote for the election of, appoint or otherwise designate Persons having functions with respect to such Person similar to those of directors of a corporation or the power to direct or cause the direction of the management and policies of such Person or (ii) such lower percentage of the outstanding shares of any class of such stock or any class of such other ownership interest as is sufficient to render such Person a subsidiary of Comptek Research for purposes of generally accepted accounting principles as in effect at the time of determination of the status of such Person for purposes of this sentence.

                 nn.      TERM LOAN I.  "Term Loan I" means the loan by the
Bank to the Borrower pursuant to Section 3a of this Agreement.

                 oo.      TERM LOAN II.  "Term Loan II" means the loan by the
Bank to the Borrower pursuant to Section 4a of this Agreement.

                  2.      REVOLVING LOANS.

                  a. MAKING AND OBTAINING REVOLVING LOANS. Upon and subject to each term and condition of this Agreement, at any time and from time to time during the period beginning on the date of this Agreement and ending on the day before the Revolving Loan Maturity Date, the Borrower may obtain Revolving Loans from the Bank, and the Bank shall make Revolving Loans to the Borrower. The principal amount of each Revolving Loan shall be an integral multiple of $10,000, and the aggregate outstanding principal amounts of all Revolving Loans shall not at any time exceed $10,000,000. The Bank may make any Revolving Loan in reliance upon, and the Borrower shall be bound by, any oral (including, but not limited to, telephonic), written (including, but not limited to, facsimile) or other request for such Revolving Loan that the Bank believes in good faith to be valid and to have been made on behalf of the Borrower by any officer of the Borrower, and the Bank shall not incur any liability to the Borrower or any other Person as a direct or indirect result of making such Revolving Loan.
Each request for a Revolving Loan shall state the principal amount of such Revolving Loan and the business day of the Bank upon which such Revolving Loan is requested to be made and shall be irrevocable once made. Any request for a Revolving Loan may be combined with a Libor Rate Election relating to such Revolving Loan. Any request for a Revolving Loan need not be honored by the Bank unless such request is received by the Bank (i) at least three but not more than five business days of the Bank before the date such Revolving Loan is requested to be made if such request is combined with a Libor Rate Election relating to such Revolving Loan or (ii) 10:00 A.M. eastern United States time on the date such Revolving Loan is requested to be made if such request is not combined with a Libor Rate Election relating to such Revolving Loan.

                 b. REVOLVING LOAN NOTE. The Bank shall set forth on the schedule attached to and made a part of the Revolving Loan Note referred to in clause (i) of Section 5d of this Agreement or any similar schedule or loan account (including, but not limited to, any similar schedule or loan account maintained in computerized records) annotations evidencing (i) the date and principal amount of each Revolving Loan, (ii) the date and amount of each payment applied to the outstanding principal amount of such Revolving Loan Note, (iii) such outstanding principal amount after each Revolving Loan and each such payment,
(iv) each Libor Rate Portion, (v) the Libor Rate Period, Libor Rate Period Commencement Date, Libor Rate and rate of interest for each Libor Rate Portion and (vi) the date and amount of each payment applied to any Libor Rate Portion. Each such annotation shall, in the absence of manifest error, be conclusive and binding upon the Borrower. No failure of the Bank to make and no error by the Bank in making any annotation on such attached schedule or any such similar schedule or loan account shall affect the obligation of the Borrower to repay the principal amount of each Revolving Loan, the obligation of the Borrower to pay interest on the outstanding principal amount of each Revolving Loan or any other obligation of the Borrower to the Bank pursuant to this Agreement.

                 c. REPAYMENT. The Borrower shall repay the aggregate outstanding principal amounts of all Revolving Loans to the Bank on the Revolving Loan Maturity Date, when the Borrower shall pay to the Bank all interest owing pursuant to this Agreement in connection with any Revolving Loan and remaining unpaid and all other amounts owing by the Borrower to the Bank pursuant to this

Agreement in connection with any Revolving Loan and remaining unpaid.

                 d. OPTIONAL REPAYMENT IN ADVANCE. Except for any of the outstanding principal amount of any Revolving Loan included in any Libor Rate Portion, the Borrower shall have the option of repaying the outstanding principal amount of any Revolving Loan to the Bank in advance in full or part at any time and from time to time without any premium or penalty.

                 e. INTEREST. From and including the date the first Revolving Loan is made to but not including the date the outstanding principal amount of each Revolving Loan is repaid in full, the Borrower shall pay to the Bank interest, calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366, as applicable), on the aggregate outstanding principal amounts of all Revolving Loans at a rate per year that shall (i) on each day beginning before the maturity, whether by acceleration or otherwise, of such aggregate outstanding principal amounts be (A) except for any Libor Rate Portion on which interest is being charged pursuant to clause (i)(B) of this sentence for such day, the rate per year, expressed as a percentage, that is the Applicable Margin above the rate in effect such day as the Bank's Prime Rate or (B) for any Libor Rate Portion if such day falls within the Libor Rate Period for such Libor Rate Portion, the rate per year, expressed as a percentage and rounded, if necessary, to the next higher .0625%, that is the rate obtained by dividing (I) the total of (1) the Applicable Margin and (2) the Libor Rate for such Libor Rate Period by (II) expressed as a decimal, the difference between 100% and the maximum percentage of reserve requirement (including any emergency, supplemental or other marginal percentage of reserve requirement) for such day specified by Regulation D of the Board of Governors of the Federal Reserve System for the Bank with respect to eurocurrency liabilities and (ii) on each day subsequent to the last day described in clause (i) of this sentence be the total of (A) 3% and (B) the rate in effect such subsequent day as the Bank's Prime Rate; provided, however, that (1) such interest shall not be charged as provided in clause (i)(B) of this sentence with respect to any Libor Rate Portion if before the Libor Rate Period Commencement Date on which the Libor Rate Period for such Libor Rate Portion begins (a) any Governmental Authority asserts that it is unlawful, or the Bank determines that it is unlawful, for the Bank to charge interest on such Libor Rate Portion at a rate determined by reference to the Libor Rate, (b) the Bank determines that United States dollar deposits in immediately available funds are not available for such Libor Rate Period to the Bank or any participant in such Libor Rate Portion to the extent of its interest in such Libor Rate Portion or (c) the Bank determines that information necessary to determine the rate to be charged pursuant to such clause (i)(B) is unavailable, (2) such interest shall cease to be charged as provided in such clause (i)(B) with respect to any Libor Rate Portion if any Governmental Authority asserts that it is unlawful, or the Bank determines that it is unlawful, for the Bank to continue to charge interest on such Libor Rate Portion at a rate determined by reference to the Libor Rate, (3) in no event shall such interest be payable at a rate in excess of the maximum rate permitted by applicable law and (4) solely to the extent necessary to result in such interest not being payable at a rate in excess of such maximum rate, any amount that would be treated as part of such interest under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled and, if received by the Bank, shall be refunded to the Borrower, it being the intention of the Bank and the Borrower that such interest not be payable at a rate in excess of such maximum rate. Except as otherwise provided in Section 2c of this Agreement, (i) a payment of such interest shall become due on the first day of each calendar month, beginning on the first day of the first calendar month following the calendar month in which the first Revolving Loan is made, except for any of such interest payable with respect to any Libor Rate Portion, and (ii) all of such interest payable with respect to any Libor Rate Portion shall become due on the day after the last day in the Libor Rate Period for such Libor Rate Portion.

                 f. LATE CHARGE. If any of the principal amount of any Revolving Loan is not repaid, or any interest owing pursuant to this Agreement in connection with any Revolving Loan is not paid, within ten days after the date it becomes due, whether by acceleration or otherwise, the Borrower shall pay to the Bank on demand made by the Bank a late charge of the greater of (i) 5% thereof or (ii) $50.

                 g. NON-USAGE FEE. For each period (i) beginning on the date of this Agreement and ending on the last day of the calendar quarter containing such date, (ii) consisting of a calendar quarter beginning after the calendar quarter containing the date of this Agreement and ending before the calendar quarter containing the day before the Revolving Loan Maturity Date or
(iii) beginning on the first day of the calendar quarter containing the day before the Revolving Loan Maturity Date and ending on such day, the Borrower shall pay to the Bank on demand made by the Bank a non-usage fee equal to the product obtained by multiplying (A) the difference between $10,000,000 and the daily average during such period of the aggregate outstanding principal amounts of all Revolving Loans first by (B) 1/4% and then by (C) the fraction obtained by dividing the number of days in such period by 360; provided, however, that
(I) in no event shall there be payable any such non-usage fee that would result in interest being payable on the outstanding principal amount of any

Revolving Loan at a rate in excess of the maximum rate permitted by applicable law and (II) solely to the extent necessary to result in such interest not being payable at a rate in excess of such maximum rate, any amount that would be treated as part of such interest under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled and, if received by the Bank, shall be refunded to the Borrower, it being the intention of the Bank and the Borrower that such interest not be payable at a rate in excess of such maximum rate.

                 h. GENERAL PROVISIONS AS TO REPAYMENT AND PAYMENT. Repayment of the principal amount of each Revolving Loan, payment of all interest owing pursuant to this Agreement in connection with any Revolving Loan and payment of all other amounts owing by the Borrower to the Bank pursuant to this Agreement in connection with any Revolving Loan shall be made in lawful money of the United States and immediately available funds at the banking office of the Bank located at One Fountain Plaza, Buffalo, New York, or at such other office of the Bank as may at any time and from time to time be specified in any notice given to the Borrower by the Bank. Such repayment or payment shall be made without any setoff or counterclaim and free and clear of and without any deduction or withholding for any tax, assessment, fee, charge, fine or penalty imposed by any Governmental

Authority; provided, however, that, if such deduction or withholding is required by any Law, (i) such repayment or payment shall include such additional amount as necessary to result in the net amount of such repayment or payment after such deduction or withholding not being less than the amount of such repayment or payment without such deduction or withholding, (ii) the Borrower shall make such deduction or withholding and (iii) the Borrower shall pay the amount of such deduction or withholding as required by such Law. No such repayment or payment shall be deemed to have been received by the Bank until received by the Bank at the office of the Bank determined in accordance with the second preceding sentence, and any such repayment or payment received by the Bank at such office after 2:00 P.M. eastern United States time on any day shall be deemed to have been received by the Bank at the time such office opens for business on the next business day of the Bank. If the time by which any of the principal amount of any Revolving Loan is to be repaid is extended by operation of law or otherwise, the Borrower shall pay interest on the outstanding portion thereof during such period of extension as provided in
Section 2e of this Agreement.

                 i. LIBOR RATE ELECTION. At any time and from time to time, the Borrower may irrevocably make a Libor Rate Election that specifies
(i) a business day of the Bank that is to be the Libor Rate Period Commencement Date for the Libor Rate Period elected pursuant to such Libor Rate Election, (ii) whether a one-month, two-month or three-month option is elected as to the length of such Libor Rate Period and (iii) expressed as a dollar amount, (A) any portion of the principal amount of any Revolving Loan requested to be made on such Libor Rate Period Commencement Date to which such Libor Rate Election relates and (B) any portion of the aggregate outstanding principal amounts of all Revolving Loans made or requested to be made prior to such Libor Rate Period Commencement Date to which such Libor Rate Election relates; provided, however, that (I) such Libor Rate Period may not extend beyond the Revolving Loan Maturity Date, (II) such Libor Rate Election may not change any election made pursuant to any prior Libor Rate Election and (III) such Libor Rate Election need not be honored by the Bank if
(1) such Libor Rate Election is received by the Bank more than five or less than three business days of the Bank before such Libor Rate Period Commencement Date, (2) any Event of Default occurs or exists before the time such Libor Rate Election is received by the Bank or exists at such time or (3) the total of the dollar amounts specified in clause (iii) of this sentence is not at least $100,000. Each Libor Rate Period shall end on the day before the anniversary of such Libor Rate Period Commencement Date corresponding to the option elected pursuant to such Libor Rate Election (E.G., one-month, two-month or three-month anniversary) or, if such anniversary is not a business day of the Bank, on the day before the first day following such anniversary that is such a business day. The Bank may rely upon, and the Borrower shall be bound by, any oral (including, but not limited to, telephonic), written (including, but not limited to, facsimile) or other Libor Rate Election relating to any Revolving Loan that the Bank believes in good faith to be valid and to have been made on behalf of the Borrower by any officer of the Borrower, and the Bank shall not incur any liability to the Borrower or any other Person as a direct or indirect result of honoring such Libor Rate Election.

                 j. EXTENSION OF REVOLVING LOAN MATURITY DATE. At least 30 but not more than 90 days before the Revolving Loan Maturity Date, the Borrower may request that the Revolving Loan Maturity Date be extended for one year by executing and delivering to the Bank an extension request in the form of Exhibit B attached to and made a part of this Agreement. If prior to the Revolving Loan Maturity Date the Bank executes and delivers to the Borrower such extension request, the Revolving Loan Maturity Date shall automatically be extended to the date specified in such extension request. If the Bank does not so execute and deliver such extension request, the Revolving Loan Maturity Date shall remain the same.

                 3.  TERM LOAN I.

                 a. MAKING AND OBTAINING TERM LOAN I. Upon and subject to each term and condition of this Agreement, the Borrower shall obtain Term Loan I from the Bank, and the Bank shall make Term Loan I to the Borrower. The principal amount of Term Loan I shall be $5,000,000.

                 b. TERMINATION OF OBLIGATION. Any obligation of the Bank to make Term Loan I shall terminate no later than June 30, 1996.

                 c. REPAYMENT. The Borrower shall repay the principal amount of Term Loan I to the Bank in 60 installments, with the first of such installments to become due on the first day of the first calendar month after the calendar month in which Term Loan I is made and one of such installments to become due on the first day of each succeeding calendar month through the first day of the sixtieth calendar month after the calendar month in which Term Loan I is made, when the Borrower shall repay the outstanding principal amount of Term Loan I to the Bank and pay to the Bank all interest owing pursuant to this Agreement in connection with Term Loan I and remaining unpaid and all other amounts owing by the Borrower to the Bank pursuant to this Agreement in connection with Term Loan I and remaining unpaid. Each of the first 59 of such installments shall be $83,333.33, and the last of such installments shall be $83,333.53.

                 d. OPTIONAL REPAYMENT IN ADVANCE. The Borrower shall have the option of repaying the outstanding principal amount of Term Loan I to the Bank in advance in full or part at any time and from time to time; provided, however, that (i) the amount of any such repayment in part shall be an integral multiple of $10,000, (ii) upon making any such repayment in full the Borrower shall pay to the Bank all interest owing pursuant to this Agreement in connection with Term Loan I and remaining unpaid and all other amounts owing by the Borrower to the Bank pursuant to this Agreement in connection with Term Loan I and remaining unpaid and (iii) if interest is charged on the outstanding principal amount of Term Loan I pursuant to clause
(i)(B) of the first sentence of Section 3e of this Agreement, (A) upon making any such repayment in full or part before the date the twelfth installment of principal payable in connection with Term Loan I is scheduled to become due the Borrower shall pay to the Bank a premium of 5% thereof, (B) upon making any such repayment in full or part on or after the date the twelfth such installment is scheduled to become due and before the date the twenty-fourth such installment is scheduled to become due the Borrower shall pay to the Bank a premium of 4% thereof, (C) upon making any such repayment in full or part on or after the date the twenty-fourth such installment is scheduled to become due and before the date the thirty-sixth such installment is scheduled to become due the Borrower shall pay to the Bank a premium of 3% thereof, (D) upon making any such repayment in full or part on or after the date the thirty-sixth such installment is scheduled to become due and before the date the forty-eighth such installment is scheduled to become due the Borrower shall pay to the Bank a premium of 2% thereof and (E) upon making any such repayment in full or part on or after the date the forty-eighth such installment is scheduled to become due the Borrower shall pay to the Bank a premium of 1% thereof. Each such repayment in part shall be applied to the installments of the principal amount of Term Loan I in the inverse order of such installments becoming due.

                 e. INTEREST. From and including the date Term Loan I is made to but not including the date the outstanding principal amount of Term Loan I is repaid in full, the Borrower shall pay to the Bank interest, calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366, as applicable), on such outstanding principal amount at a rate per year that shall (i) on each day beginning before the maturity, whether by acceleration or otherwise, of such outstanding principal amount be, as selected by the Borrower before Term Loan I is made, (A) the total of (I) 1/2% and (II) the rate in effect such day as the Bank's Prime Rate or (B) the total of (I) 3% and (II) the most recent rate (as published by THE WALL STREET JOURNAL or, if not so published, as determined by the Bank in the sole discretion of the Bank) available two business days of the

Bank before the date Term Loan I is made of the yield on United States Treasury obligations adjusted to a constant maturity of five years and (ii) on each day subsequent to the last day described in clause (i) of this sentence be the total of (A) 3% and (B) the rate in effect such subsequent day as the Bank's Prime Rate; provided, however, that (A) in no event shall such interest be payable at a rate in excess of the maximum rate permitted by applicable law and
(B) solely to the extent necessary to result in such interest not being payable at a rate in excess of such maximum rate, any amount that would be treated as part of such interest under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled and, if received by the Bank, shall be refunded to the Borrower, it being the intention of the Bank and the Borrower that such interest not be payable at a rate in excess of such maximum rate. Except as otherwise provided in Section 3c or 3d of this Agreement, payments of such interest shall become due on the first day of each calendar month, beginning on the first day of the first calendar month after the calendar month in which Term Loan I is made.

                 f. COMMITMENT FEE. Upon the execution and delivery to the Bank of this Agreement by the Borrower, the Borrower shall pay to the Bank in connection with Term Loan I a commitment fee of $25,000.

                 g. LATE CHARGE. If any of the principal amount of Term Loan I is not repaid, or any interest owing pursuant to this Agreement in connection with Term Loan I is not paid, within ten days after the date it becomes due, whether by acceleration or otherwise, the Borrower shall pay to the Bank on demand made by the Bank a late charge of the greater of (i) 5% thereof or (ii) $50.

                 h. GENERAL PROVISIONS AS TO REPAYMENT AND PAYMENT. Repayment of the principal amount of Term Loan I, payment of all interest owing pursuant to this Agreement in connection with Term Loan I and payment of all other amounts owing by the Borrower to the Bank pursuant to this Agreement in connection with Term Loan I shall be made in lawful money of the United States and immediately available funds at the banking office of the Bank located at One Fountain Plaza, Buffalo, New York, or at such other office of the Bank as may at any time and from time to time be specified in any notice given to the Borrower by the Bank. Such repayment or payment shall be made without any setoff or counterclaim and free and clear of and without any deduction or withholding for any tax, assessment, fee, charge, fine or penalty imposed by any Governmental Authority; provided, however, that, if such deduction or withholding is required by any Law, (i) such repayment or payment shall include such additional amount as is necessary to result in the net amount of such repayment or payment after such deduction or withholding not being less than the amount of such repayment or payment without such deduction or withholding, (ii) the Borrower shall make such deduction or withholding and (iii) the Borrower shall pay the amount of such deduction or withholding as required by such Law. No such repayment or payment shall be deemed to have been received by the Bank until received by the Bank at the office of the Bank determined in accordance with the second preceding sentence, and any such repayment or payment received by the Bank at such office after 2:00 P.M. eastern United States time on any day shall be deemed to have been received by the Bank at the time such office opens for business on the next business day of the Bank. If the time by which any of the principal amount of Term Loan I is to be repaid is extended by operation of law or otherwise, the Borrower shall pay interest on the outstanding portion thereof during such period of extension as provided in
Section 3e of this Agreement.

                 4.       TERM LOAN II.

                 a. MAKING AND OBTAINING TERM LOAN II. Upon and subject to each term and condition of this Agreement, on the Revolving Loan Maturity Date, the Bank shall make Term Loan II to the Borrower, and the Borrower shall obtain Term Loan II from the Bank. The principal amount of Term Loan II shall be equal to the lesser of (i) the aggregate outstanding principal amounts of all Revolving Loans or (ii) $10,000,000.

                 b. REPAYMENT. The Borrower shall repay the principal amount of Term Loan II to the Bank in 48 installments, with the first of such installments to become due on the first day of the first calendar month after the calendar month in which Term Loan II is made and one of such installments to become due on the first day of each succeeding calendar month through the first day of the forty-eighth calendar month after the calendar month in which Term Loan II is made, when the Borrower shall repay the outstanding principal amount of Term Loan II to the Bank and pay to the Bank all interest owing pursuant to this Agreement in connection with Term Loan II and remaining unpaid and all other amounts owing by the Borrower to the Bank pursuant to this Agreement in connection with Term Loan II and remaining unpaid. Such installments shall either be equal in amount or consist of installments equal in amount followed by one installment as nearly equal in amount to the others as possible.

                 c. OPTIONAL REPAYMENT IN ADVANCE. The Borrower shall have the option of repaying the outstanding principal amount of Term Loan II to the Bank in advance in full or part at any time and from time to time; provided, however, that (i) the amount of any such repayment in part shall be an integral multiple of

$10,000, (ii) upon making any such repayment in full the Borrower shall pay to the Bank all interest owing pursuant to this Agreement in connection with Term Loan II and remaining unpaid and all other amounts owing by the Borrower to the Bank pursuant to this Agreement in connection with Term Loan II and remaining unpaid and (iii) if interest is charged on the outstanding principal amount of Term Loan II pursuant to clause (i)(B) of the first sentence of Section 4d of this Agreement, (A) upon making any such repayment in full or part before the date the twelfth installment of principal payable in connection with Term Loan II is scheduled to become due the Borrower shall pay to the Bank a premium of 4% thereof, (B) upon making any such repayment in full or part on or after the date the twelfth such installment is scheduled to become due and before the date the twenty-fourth such installment is scheduled to become due the Borrower shall pay to the Bank a premium of 3% thereof, (C) upon making any such repayment in full or part on or after the date the twenty-fourth such installment is scheduled to become due and before the date the thirty-sixth such installment is scheduled to become due the Borrower shall pay to the Bank a premium of 2% thereof and (D) upon making any such repayment in full or part on or after the date the thirty-sixth such installment is scheduled to become due the Borrower shall pay to the Bank a premium of 1% thereof. Each such repayment in part shall be applied to the installments of the principal amount of Term Loan II in the inverse order of such installments becoming due.

                 d. INTEREST. From and including the date Term Loan II is made to but not including the date the outstanding principal amount of Term Loan II is repaid in full, the Borrower shall pay to the Bank interest, calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366, as applicable), on such outstanding principal amount at a rate per year that shall (i) on each day beginning before the maturity, whether by acceleration or otherwise, of such outstanding principal amount be, as selected by the Borrower before Term Loan II is made, (A) the total of (I) 1/2% and (II) the rate in effect such day as the Bank's Prime Rate or (B) the total of (I) 3% and (II) the most recent rate (as published by THE WALL STREET JOURNAL or, if not so published, as determined by the Bank in the sole discretion of the Bank) available two business days of the Bank before the date Term Loan II is made of the yield on United States Treasury obligations adjusted to a constant maturity of four years and (ii) on each day subsequent to the last day described in clause (i) of this sentence be the total of (A) 3% and (B) the rate in effect such subsequent day as the Bank's Prime Rate; provided, however, that (A) in no event shall such interest be payable at a rate in excess of the maximum rate permitted by applicable law and (B) solely to the extent necessary to result in such interest not being payable at a rate in excess of such maximum rate, any amount that would be treated as part of such interest under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled and, if received by the Bank, shall be refunded to the Borrower, it being the intention of the Bank and the Borrower that such interest not be payable at a rate in excess of such maximum rate. Except as otherwise provided in Section 4b or 4c of this Agreement, payments of such interest shall become due on the first day of each calendar month, beginning on the first day of the first calendar month after the calendar month in which Term Loan II is made.


                 e.   COMMITMENT FEE.   Upon the execution and delivery to the
Bank of this Agreement by the Borrower, the Borrower shall pay to the Bank in connection with Term Loan II a commitment fee of $15,000.

                 f. LATE CHARGE. If any of the principal amount of Term Loan II is not repaid, or any interest owing pursuant to this Agreement in connection with Term Loan II is not paid, within ten days after the date it becomes due, whether by acceleration or otherwise, the Borrower shall pay to the Bank on demand made by the Bank a late charge of the greater of (i) 5% thereof or (ii) $50.

                 g. GENERAL PROVISIONS AS TO REPAYMENT AND PAYMENT. Repayment of the principal amount of Term Loan II, payment of all interest owing pursuant to this Agreement in connection with Term Loan II and payment of all other amounts owing by the Borrower to the Bank pursuant to this Agreement in connection with Term Loan II shall be made in lawful money of the United States and immediately available funds at the banking office of the Bank located at One Fountain Plaza, Buffalo, New York, or at such other office of the Bank as may at any time and from time to time be specified in any notice given to the Borrower by the Bank. Such repayment or payment shall be made without any setoff or counterclaim and free and clear of and without any deduction or withholding for any tax, assessment, fee, charge, fine or penalty imposed by any Governmental Authority; provided, however, that, if such deduction or withholding is required by any Law, (i) such repayment or payment shall include such additional amount as is necessary to result in the net amount of such repayment or payment after such deduction or withholding not being less than the amount of such repayment or payment without such deduction or withholding, (ii) the Borrower shall make such deduction or withholding and
(iii) the Borrower shall pay the amount of such deduction or withholding as required by such Law. No such repayment or payment shall be deemed to have been received by the Bank until received by the Bank at the office of the Bank determined in accordance with the second preceding sentence, and any such repayment or payment received by the Bank at such office after 2:00 P.M. eastern United States time on any day shall be deemed to have been received by the Bank at the time such office opens for business on the next business day of the Bank. If the time by which any of the principal amount of Term Loan II is to be repaid is extended by operation of law or otherwise, the Borrower shall pay interest on the outstanding portion thereof during such period of extension as provided in Section 4d of this Agreement.

                 5. PREREQUISITES TO LOAN. The obligation of the Bank to make any Loan shall be conditioned upon the following:

                 a. NO DEFAULT. (i) There not having occurred or existed at any time during the period beginning on the date of this Agreement and ending at the time such Loan is to be made and there not existing at the time such Loan is to be made any Event of Default that has not been waived by the Bank in writing or cured or Potential Event of Default and (ii) the Bank not believing in good faith that any Event of Default or Potential Event of Default has so occurred or existed, so exists or, if such Loan is made, will occur or exist;

                 b. REPRESENTATIONS AND WARRANTIES. (i) Each representation and warranty made in this Agreement being true and correct in each material respect as of the date of this Agreement and, except to the extent updated in a certificate executed by the President or a Vice President of Comptek Research, the President or a Vice President of the Borrower and the chief financial officer of Comptek Research and received by the Bank before the time such Loan is to be made, as of such time, (ii) each other representation and warranty made to the Bank by or on behalf of any Related Entity or Other Obligor before the time such Loan is to be made being true and correct in each material respect as of the date thereof, (iii) each financial statement provided to the Bank by or on behalf of any Related Entity or Other Obligor before the time such Loan is to be made being true and correct in each material respect as of the date thereof and (iv) the Bank not believing in good faith that (A) any such representation or warranty, except to the extent so updated, was or is other than true and correct in each material respect as of any date or time of determination of the truth or correctness thereof, (B) any event or condition the occurrence, non-occurrence, existence or non-existence of which is a subject of any such representation or warranty would or might have any Material Adverse Effect or (C) any such financial statement was other than true and correct in each material respect as of the date thereof;

                 c. PROCEEDINGS. The Bank being satisfied as to each corporate or other proceeding in connection with any transaction contemplated by this Agreement; and

                 d. RECEIPT BY BANK. The receipt by the Bank at or before the time such Loan is to be made of the following, in form and substance satisfactory to the Bank:

                 i. If such Loan is the first Revolving Loan, a Revolving Loan Note, appropriately completed and duly executed by the Borrower;

                ii. If such Loan is Term Loan I, a Term Loan I Note, appropriately completed and duly executed by the Borrower;

               iii. If such Loan is Term Loan II, a Term Loan II Note, appropriately completed and duly executed by the Borrower;

                iv. If such Loan is a Revolving Loan, a request for such Loan determined by the Bank to meet the requirements for such a request set forth in
Section 2a of this Agreement;

                 v. If such Loan is the first Loan, Continuing, Absolute and Unconditional Guaranty Agreements, appropriately completed and duly executed by Comptek Research and Comptek

Research International Corp., guaranteeing, without any limitation as to amount, the payment of all indebtedness and other obligations of the Borrower to the Bank, whether now existing or hereafter arising or accruing, and (B) whether or not such Loan is the first Loan, evidence that neither any such Continuing, Absolute and Unconditional Guaranty Agreement nor any guaranty agreement referred to in clause (i) of Section 7q of this Agreement has been terminated as provided therein;

             vi. (A) If such Loan is the first Loan, General Security Agreements, appropriately completed and duly executed by the Borrower, Comptek Research and Comptek Research International Corp., securing, without any limitation as to amount, the payment of all indebtedness and other obligations of the Borrower to the Bank, whether now existing or hereafter arising or accruing, and (B) whether or not such Loan is the first Loan, evidence that neither any such General Security Agreement nor any security agreement referred to in clause (ii) of Section 7q of this Agreement has been terminated as provided therein;

            vii. (A) If such Loan is the first Loan, Patent Collateral Assignment and Security Agreements, appropriately completed and duly executed by the Borrower and Comptek Research, securing, without any limitation as to amount, the payment of all indebtedness and other obligations of the Borrower to the Bank, whether now existing or hereafter arising or accruing, and covering, among other assets, all patents and applications for patents of such Related Entity and (B) whether or not such Loan is the first Loan, evidence that neither any such Patent Collateral Assignment and Security Agreement nor any patent collateral assignment and security agreement referred to in clause (iii) of
Section 7q of this Agreement has been terminated as provided therein;

           viii. (A) If such Loan is the first Loan, Trademark Collateral Assignment and Security Agreements, appropriately completed and duly executed by Comptek Research, securing, without any limitation as to amount, the payment of all indebtedness and other obligations of the Borrower to the Bank, whether now existing or hereafter arising or accruing, and covering, among other assets, all trademarks and applications for trademarks of such Related Entity and (B) whether or not such Loan is the first Loan, evidence that neither any such Trademark Collateral Assignment and Security Agreement nor any trademark collateral assignment and security agreement referred to in clause (iv) of
Section 7q of this Agreement has been terminated as provided therein;

             ix. If such Loan is the first Loan, an opinion of Christopher A. Head, internal counsel to the Borrower;

              x. If such Loan is the first Loan, a certificate executed by the President or a Vice President of Comptek Research, the President or Vice President of the Borrower and the chief financial officer of Comptek Research and stating that (A) there did not occur or exist at any time during the period beginning on the date of this Agreement and ending at the time such Loan is to be made and there does not exist at the time such Loan is to be made any Event of Default or Potential Event of Default and (B) each representation and warranty made in this Agreement was true and correct in each material respect as of all times during the period beginning on the date of this Agreement and ending at the time such Loan is to be made and is true and correct in each material respect as of the time such Loan is to be made, except to the extent updated in a certificate executed by the President or a Vice President of Comptek Research, the President or Vice President of the Borrower and the chief financial officer of Comptek Research and received by the Bank before the time such Loan is to be made;

             xi. If such Loan is the first Loan, evidence that each Related Entity is at the time such Loan is to be made (A) in good standing under the law of the jurisdiction in which it is organized and (B) duly qualified and in good standing as a foreign Person of its type authorized to do business in each jurisdiction in which such qualification is necessary;

            xii. If such Loan is the first Loan, a copy of each certificate or articles of incorporation or organization, by-laws, operating or partnership agreement or other charter, organizational or governing document of each Related Entity certified by its Secretary or a Person having functions with respect to it similar to those of the Secretary of a corporation to be complete and accurate at the time such Loan is to be made;

           xiii. If such Loan is the first Loan, evidence of the taking and the continuation in full force and effect at the time such Loan is to be made of each corporate or other action of any Related Entity necessary to authorize the obtaining of all Loans by the Borrower, the execution, delivery to the Bank and performance of each Loan Document by each Person other than the Bank who or that is contemplated by such Loan Document as a party thereto and the imposition or creation of each security interest, mortgage and other lien and encumbrance imposed or created pursuant to any Loan Document;

           xiv. If such Loan is the first Loan, evidence (A) that no asset subject to any security interest, mortgage or other lien or encumbrance pursuant to any Loan Document is at the time such Loan is to be made subject to any other security interest, mortgage or other lien or encumbrance, except for Permitted Liens, and (B) of the making of each recording and filing, and the taking of each other action, deemed necessary or desirable by the Bank at the sole option of the Bank to perfect or otherwise establish, preserve or protect the priority of any such security interest, mortgage or other lien or encumbrance;

             xv. If such Loan is the first Loan, evidence that each requirement contained in any Loan Document with respect to insurance is being met at the time such Loan is to be made;

            xvi. Each additional agreement, instrument and other writing (including, but not limited to, (A) each agreement, instrument and other writing intended to be filed or recorded with any Governmental Authority to perfect or otherwise establish, preserve or protect the priority of any security interest, mortgage or other lien or encumbrance created or imposed pursuant to any Loan Document and (B) if such Loan is not the first Loan, each item referred to in any of clauses (i) through (xv) of this Section 5d) required by any Loan Document or deemed necessary or desirable by the Bank at the sole option of the Bank; and

           xvii. Payment of all costs and expenses payable pursuant to Section 10a of this Agreement at or before the time such Loan is to be made.

                 6. REPRESENTATIONS AND WARRANTIES. Except as fully and accurately described in Exhibit A attached to and made a part of this Agreement, the Borrower represents and warrants to the Bank, and, except to the extent updated in a certificate executed by the President or a Vice President of Comptek Research, the President or a Vice President of the Borrower and the chief financial officer of Comptek Research and received by the Bank before the time any Loan is made, the Borrower shall be deemed to represent and warrant to the Bank as of such time, as follows:

                 a. USE OF PROCEEDS. The proceeds of each Revolving Loan will be used only for working capital of the Borrower, except that the proceeds of a Revolving Loan in an original principal amount of up to $2,000,000 will be used by the Borrower only to pay existing indebtedness of Advanced Systems Development, Inc. The proceeds of Term Loan I will be used only to pay existing indebtedness of Advanced Systems Development, Inc. The proceeds of Term Loan II will be used only to pay the outstanding principal amounts of all Revolving Loans.

                 b.       SUBSIDIARIES; AFFILIATES.   Neither the Borrower nor
Comptek Research has (i) any Subsidiary or (ii) any Affiliate that is not an individual.

                 c. GOOD STANDING; QUALIFICATION; AUTHORITY. Each Related Entity (i) is duly organized, validly existing and in good standing under the law of the jurisdiction in which it is organized, (ii) is duly qualified and in good standing as a foreign Person of its type authorized to do business in each jurisdiction in which such qualification is necessary and
(iii) has the power and authority to conduct its business and operations as now and as anticipated that its business and operations will hereafter be conducted, own each of its assets and use each of its assets as now and as anticipated that such asset will hereafter be used.

                 d. CONTROL. There is no Person other than all Related Entities who or that, insofar as any Related Entity has knowledge or reason to know, has (i) Control over any Related Entity or (ii) the right pursuant to any agreement with any Person having such Control to acquire such Control.

                 e. COMPLIANCE. The present and anticipated conduct of the business and operations of each Related Entity, the present and anticipated ownership and use of each asset of each Related Entity, the present and anticipated use of each asset leased by any Related Entity as a lessee and the generation, treatment, storage, recycling, transportation and disposal by any Related Entity of any Hazardous Material are in compliance in each material respect with each applicable Law (including, but not limited to, each applicable Environmental Law). Each authorization, certification, certificate, approval, permit, consent, franchise and license from, registration and filing with, declaration, report and notice to and other act by or relating to any Person necessary for the present or anticipated conduct of the business or operations of any Related Entity, the present or anticipated ownership or use of any asset of any Related Entity, the present or anticipated use of any asset leased by any Related Entity as a lessee or the generation, treatment, storage, recycling, transportation or disposal by any Related Entity of any Hazardous Material has been duly obtained, made, given or done and is in full force and effect. Each Related Entity is in compliance in each material respect with (i) each such authorization, certification, certificate, approval, permit, consent, franchise and license with respect to it, (ii) each certificate or articles of incorporation or organization, by-laws, operating or partnership agreement or other charter, organizational or governing document of it and (iii) each agreement and instrument to which it is a party or by which it or any of its assets is bound.

                 f. ENVIRONMENTAL MATTERS. To the best of the knowledge of each Related Entity after due inquiry:

             i. There has not been any Release or threatened Release of any Hazardous Material at, in, on or under any property now or previously owned, leased as a lessee or used by any Related Entity that, whether alone or together with any other such Release or threatened Release or other such Releases and threatened Releases, has had or (so far as any Related Entity can foresee) will or might have any Material Adverse Effect;

             ii. No property now or previously owned, leased as a lessee or used by any Related Entity and no property to or from which any Related Entity has transported or arranged for the transportation of any Hazardous Material has been listed or proposed for listing on the National Priorities List pursuant to CERCLA, the Comprehensive Environmental Response, Compensation and Liability Information System or any other list of sites requiring investigation or clean-up that is maintained by any Governmental Authority, except for any such listing that could not have any Material Adverse Effect;

            iii. There is no active or abandoned underground storage tank at, in, on or under any property now or previously owned, leased as a lessee or used by any Related Entity that, whether alone or together with any other such storage tank or other such storage tanks, has had or (so far as any Related

Entity can foresee) will or might have any Material Adverse Effect;

                 iv. There is no polychlorinated biphenyl or friable asbestos present at, in, on or under any property now or previously owned, leased as a lessee or used by any Related Entity that, whether alone or together with any other such polychlorinated biphenyl, other such polychlorinated biphenyls or any other friable asbestos, has had or (so far as any Related Entity can foresee) will or might have any Material Adverse Effect; and

                 v. There exists no condition at, in, on or under any property now or previously owned, leased as a lessee or used by any Related Entity that, after notice, lapse of time or both notice and lapse of time, would or might give rise to any material liability under any Environmental Law.

                 g.   LEGALITY.  The obtaining of each Loan by the Borrower
(i) is and will be in furtherance of the purposes of the Borrower and within the power and authority of the Borrower, (ii) does not and will not (A) violate or result in any violation of any Law or any judgment, order or award of any Governmental Authority or arbitrator or (B) violate, result in any violation of, constitute (whether immediately or after notice, lapse of time or both notice and lapse of time) any default under or result in or require the imposition or creation of any security interest in or mortgage or other lien or encumbrance upon any asset of the Borrower pursuant to (I) the certificate or articles of incorporation or other charter document of the Borrower, (II) the by-laws or other organizational document of the Borrower,
(III) any shareholder agreement, voting trust or similar arrangement applicable to any stock of the Borrower, (IV) any resolution or other action of record of the shareholders or board of directors of the Borrower or (V) any agreement or instrument to which the Borrower is a party or by which the Borrower or any asset of the Borrower is bound and (iii) has been duly authorized by each necessary action of the shareholders or board of directors of the Borrower.
The execution, delivery to the Bank and performance of each Loan Document by each Person other than the Bank who or that is contemplated by such Loan Document as a party thereto and the imposition or creation of each security interest, mortgage and other lien and encumbrance imposed or created pursuant thereto (i) do not and will not (A) violate or result in any violation of any Law or any judgment, order or award of any Governmental Authority or arbitrator or (B) violate, result in any violation of, constitute (whether immediately or after notice, lapse of time or both notice and lapse of time) any default under or, other than pursuant to any Loan Document, result in or require the imposition or creation of any security interest in or mortgage or other lien or encumbrance upon any asset of such Person pursuant to any agreement or instrument to which such Person is a party or by which such Person or any asset of such Person is bound and (ii) if such Person is not an individual, (A) are and will be in furtherance of the purposes of such Person and within the power and authority of such Person, (B) do not and will not violate, result in any violation of or result in or require the imposition or creation of any security interest in or mortgage or other lien or encumbrance upon any asset of such Person pursuant to (I) any certificate or articles of incorporation or organization, by-laws, operating or partnership agreement or other charter, organizational or governing document of such Person, (II) any shareholder agreement, voting trust or similar arrangement applicable to any stock of or other ownership interest in such Person or (III) any resolution or other action of record of any such shareholders or members of such Person, any board of directors or trustees of such Person or any other Person responsible for governing such Person and (C) have been duly authorized by each necessary action of any such shareholders, members, board of directors or trustees or other Person. Each authorization, certification, certificate, approval, permit, consent, franchise and license from, registration and filing with, declaration, report and notice to and other act by or relating to any Person required as a condition of the obtaining of any Loan by the Borrower, the execution, delivery to the Bank or performance of any Loan Document by any Person other than the Bank who or that is contemplated by such Loan Document as a party thereto or the imposition or creation of any security interest, mortgage or other lien or encumbrance imposed or created pursuant to any Loan Document has been duly obtained, made, given or done and is in full force and effect. Each Loan Document has been duly executed and delivered to the Bank by each Person other than the Bank who or that is contemplated by such Loan Document as a party thereto.

                 h. FISCAL YEAR. The fiscal year of each Related Entity other than Comptek Research International Corp. is the year ending March 31. The fiscal year of Comptek Research International Corp. is the year ending April 30.

                 i. FINANCIAL INFORMATION. The Borrower has heretofore delivered to the Bank a copy of Form 10-Q Report of Comptek Research filed with the Securities and Exchange Commission on February 14, 1996 and a copy of each of the following financial statements:

                 i. Audited consolidated statements of income and cash flows of Comptek Research for its fiscal year ended March 31, 1995;

             ii. An audited consolidated balance sheet of Comptek Research dated as of March 31, 1995;

            iii. Unaudited consolidated statements of income and cash flows of Comptek Research for its fiscal quarter ended December 29, 1995;


            iv. An unaudited consolidated balance sheet of Comptek Research dated as of December 29, 1995;

             v. Audited consolidated statements of income and cash flows of Advanced Systems Development, Inc. for its fiscal year ended September 30, 1995; and

            iv. An audited consolidated balance sheet of Advanced Systems Development, Inc. dated as of September 30, 1995.

Each such financial statement of Comptek Research (i) is correct and complete in each material respect, (ii) is in accordance with the records of each Related Entity, (iii) presents fairly (subject to normal and nonmaterial year-end adjustments if the fiscal period covered thereby is not a fiscal year of Comptek Research or the date thereof is not the last day of such a fiscal year) the results of the consolidated operations and consolidated cash flows of Comptek Research for the fiscal period covered thereby, or the consolidated financial position of Comptek Research as of the date thereof, in conformity with generally accepted accounting principles applied consistently with the application of such principles with respect to the preceding fiscal period of Comptek Research and (iv) if a balance sheet, reflects each indebtedness and other obligation of any Related Entity as of the date thereof that has had or (so far as any Related Entity can foresee) will or might have any Material Adverse Effect. To the best of the knowledge of each Related Entity after due inquiry, each such financial statement of Advanced Systems Development, Inc. (i) is correct and complete in each material respect,
(ii) is in accordance with the records of Advanced Systems Development, Inc.,
(iii) presents fairly (subject to normal and nonmaterial year-end adjustments if the fiscal period covered thereby is not a fiscal year of Advanced Systems Development, Inc. or the date thereof is not the last day of such a fiscal year) the results of the consolidated operations and consolidated cash flows of Advanced Systems Development, Inc. for the fiscal period covered thereby, or the consolidated financial position of Advanced Systems Development, Inc. as of the date thereof, in conformity with generally accepted accounting principles applied consistently with the application of such principles with respect to the preceding fiscal period of Advanced Systems Development, Inc. and (iv) if a balance sheet, reflects each indebtedness and other obligation of Advanced

Systems Development, Inc. as of the date thereof that has had or (so far as Advanced Systems Development, Inc. could foresee) will or might have any Material Adverse Effect.

                 j. MATERIAL ADVERSE EFFECTS; DISTRIBUTIONS. Since February 14, 1996, (i) there has not occurred or existed any event or condition that has had or (so far as any Related Entity can foresee) will or might have any Material Adverse Effect, and (ii) no Related Entity has declared, paid, made or agreed or otherwise incurred any obligation to declare, pay or make any Distribution.

                 k. TAX RETURNS AND PAYMENTS. Each Related Entity has duly (i) filed each tax return required to be filed by it and (ii) paid or caused to be paid each tax, assessment, fee, charge, fine and penalty that has been imposed by any Governmental Authority upon it or any of its assets, income and franchises and has become due.

                 l. CERTAIN INDEBTEDNESS. No Related Entity has any indebtedness or other obligation (i) arising from the borrowing of any money or the deferral of the payment of the purchase price of any asset or (ii) pursuant to any guaranty or other contingent obligation (including, but not limited to, any obligation to (A) maintain the net worth of any other Person, (B) purchase or otherwise acquire or assume any indebtedness or other obligation or (C) provide funds for or otherwise assure the payment of any indebtedness or other obligation, whether by means of any investment, by means of any purchase, sale or other acquisition or disposition of any asset or service or otherwise), except for indebtedness and other obligations (I) to the Bank, (II) constituting unsecured normal trade debt incurred upon customary terms in the ordinary course of its business or (III) arising from the endorsement in the ordinary course of its business of any check or other negotiable instrument for deposit or collection.

                 m. PENSION OBLIGATIONS. No Pension Plan was or is a multiemployer plan, as such term is defined in Section 3(37) of ERISA. The present value of all benefits vested under any Pension Plan does not exceed the value of the assets of such Pension Plan allocable to such vested benefits. Since September 2, 1974, (i) no Prohibited Transaction that could subject any Pension Plan to any tax or penalty imposed pursuant to the Internal Revenue Code or ERISA has been engaged in by any Pension Plan, (ii) there has not occurred or existed with respect to any Pension Plan any Reportable Event or Accumulated Funding Deficiency or any event or condition that (A) but for a waiver by the Internal Revenue Service would constitute an Accumulated Funding Deficiency, (B) after notice, lapse of time or both notice and lapse of time will or might constitute a Reportable Event or (C) constituted or will or might constitute grounds for the institution by the Pension Benefit Guaranty Corporation of any proceeding under ERISA seeking the termination of such Pension Plan or the appointment of a trustee to administer such Pension Plan, (iii) no Pension Plan has been terminated, (iv) no trustee has been appointed by a United States District Court to administer any Pension Plan, (v) no proceeding seeking the termination of any Pension Plan or the appointment of a trustee to administer any Pension Plan has been instituted, and (vi) no Related Entity has made any complete or partial withdrawal from any Pension Plan.

                 n. LEASES. Each capital or operating lease pursuant to which any Related Entity is obligated (whether as a lessee or otherwise) entitles each lessee thereunder to undisturbed possession of each asset leased thereby during the full term thereof.

                 o. ASSETS; LIENS AND ENCUMBRANCES. Each Related Entity has good and marketable title to each asset it purports to own, and no such asset is subject to any security interest, mortgage or other lien or encumbrance, except for Permitted Liens.

                 p. INVESTMENTS. No Related Entity has any investment (whether by means of any purchase or other acquisition of any security or interest, by means of any capital contribution or otherwise) in any other Person, except for Permitted Investments.

                 q. LOANS. No Related Entity has made any loan, advance or other extension of credit with respect to which any sum is owing to it, except for Permitted Loans.

                 r. JUDGMENTS AND LITIGATION. There is no outstanding judgment, order or award of any Governmental Authority or arbitrator that is against or otherwise involves any Related Entity or any asset of any Related Entity. Any pending or threatened claim, audit, investigation or action or other legal proceeding by or before any Governmental Authority or before any arbitrator that (i) is against or otherwise involves any Related Entity or any asset of any Related Entity and (ii) has had or (so far as any Related Entity can foresee) will or might have any Material Adverse Effect has been disclosed to the Bank and reflected in a document filed by Comptek Research with the Securities and Exchange Commission. No pending or threatened claim, audit, investigation or action or other legal proceeding by or before any Governmental Authority or before any arbitrator renders invalid or questions the validity of any Loan Document or any action taken or to be taken pursuant to any Loan Document.

No audit, investigation or action or other legal proceeding referred to in the second sentence of this Section 6r has had or (so far as any Related Entity can foresee) will or might have any Material Adverse Effect.

                 s. TRANSACTIONS WITH AFFILIATES. There exists no agreement, arrangement, transaction or other dealing (including, but not limited to, the purchase, sale, lease, exchange or other acquisition or disposition of any asset and the rendering of any service) between any Related Entity and any Affiliate, except for agreements, arrangements, transactions and other dealings in the ordinary course of business of any Related Entity upon fair and reasonable terms no less favorable to it than would apply in a comparable arm's length agreement, arrangement, transaction or other dealing with a Person who or that is not an Affiliate.

                 t. DEFAULT. There does not exist any Event of Default or Potential Event of Default.

                 u. FULL DISCLOSURE. Neither any Loan Document nor any certificate, financial statement or other writing heretofore provided to the Bank by or on behalf of any Related Entity or Other Obligor contains any statement of fact that is incorrect or misleading in any material respect or omits to state any fact necessary to make any statement of fact contained therein not incorrect or misleading in any material respect. No Related Entity has failed to disclose to the Bank any fact that has had or (so far as any Related Entity can foresee) will or might have any Material Adverse Effect.

                 7. AFFIRMATIVE COVENANTS. During the term of this Agreement, the Borrower shall do the following unless the prior written consent of the Bank to not doing so shall have been obtained by the Borrower:

                 a. GOOD STANDING; QUALIFICATION. Cause each of Related Entity at all times to (i) maintain its corporate, partnership or other existence in good standing and (ii) remain or become and remain duly qualified and in good standing as a foreign Person of its type authorized to do business in each jurisdiction in which such qualification is or becomes necessary;

                 b. COMPLIANCE. Cause each of Related Entity at all times to (i) conduct its business and operations, own and use each of its assets, use each asset leased by it as a lessee, and generate, treat, store, recycle, transport and dispose of all Hazardous Material in its possession or control, in compliance in each material respect with each applicable Law (including, but not limited to, each applicable Environmental Law), (ii) obtain, make, give or do and maintain in full force and effect each authorization, certification, certificate, approval, permit, consent, franchise and license from, registration and filing with, declaration, report and notice to and other act by or relating to any Person necessary for the conduct of its business or operations, the ownership or use of any of its assets, the use of any asset leased by it as a lessee or the generation, treatment, storage, recycling, transportation or disposal of any Hazardous Material in its possession or control and (iii) remain in compliance in each material respect with (A) each such authorization, certification, certificate, approval, permit, consent, franchise and license, (B) each certificate or articles of incorporation or organization, by-laws, operating or partnership agreement or other charter, organizational or governing document of it and (C) each agreement and instrument to which it is a party or by which it or any of its assets is bound;

                 c. WORKING CAPITAL. Assure that at all times after the acquisition by the Borrower of any of the outstanding shares of stock of Advanced Systems Development, Inc. the consolidated net working capital of Comptek Research is at least $6,000,000;

                 d. LEVERAGE RATIO. Assure that at the end of each fiscal quarter of Comptek Research all consolidated indebtedness of all Related Entities other than any indebtedness of any Related Entity that is fully subordinated pursuant to a subordination agreement in form and substance satisfactory to the Bank to all indebtedness and other obligations of the Borrower to the Bank, whether now existing or hereafter arising or accruing, does not exceed 480% of Related Entity Equity;

                 e. RELATED ENTITY EQUITY. Assure that at all times Related Entity Equity is at least $3,900,000;

                 f. ACCOUNTING; RESERVES; TAX RETURNS. Cause each Related Entity at all times to (i) maintain a system of accounting established and administered in accordance with generally accepted accounting principles,
(ii) establish each reserve it is required by generally accepted accounting principles to establish and (iii) file each tax return it is required to file;

                 g. FINANCIAL AND OTHER INFORMATION; CERTIFICATES OF NO DEFAULT. Provide to the Bank, in form satisfactory to the Bank, (i) within 60 days after the end of each fiscal quarter of each fiscal year of Comptek Research, consolidating and consolidated statements of income and cash flows of Comptek Research for such fiscal quarter and the period from the beginning of such fiscal year to the end of such fiscal quarter and a consolidating and consolidated balance sheet of Comptek Research as of the end of such fiscal quarter, each to be in reasonable detail, to set forth comparative consolidated figures for the corresponding period in the preceding fiscal year of Comptek Research and to be certified by the chief financial officer of Comptek Research to be correct and complete, to be in accordance with the records of each Related Entity and to present fairly, subject to normal and nonmaterial year-end adjustments, the results of the operations and cash flows of Comptek Research for such fiscal quarter and the period from the beginning of such fiscal year to the end of such fiscal quarter, and the financial position of Comptek Research as of the end of such fiscal quarter, in conformity with generally accepted accounting principles applied consistently with the application of such principles with respect to the preceding fiscal quarter of Comptek Research, (ii) within 90 days after the end of each fiscal year of Comptek Research, consolidating and consolidated statements of income and cash flows of Comptek Research for such fiscal year and a consolidating and consolidated balance sheet of Comptek Research as of the end of such fiscal year, each to be in reasonable detail, to set forth comparative consolidated figures for the preceding fiscal year of Comptek Research and to be certified by an independent certified public accountant acceptable to the Bank to present fairly the results of the operations and cash flows of Comptek Research for such fiscal year, and the financial position of Comptek Research as of the end of such fiscal year, in conformity with generally accepted accounting principles applied consistently with the application of such principles with respect to the preceding fiscal year of Comptek Research and to have been based upon an audit by such accountant that was made in accordance with generally accepted auditing standards and accordingly included such tests of accounting records and such other accounting procedures as such accountant deemed necessary in the circumstances, (iii) together with each statement of income and balance sheet required to be delivered by the Borrower to the Bank pursuant to clause (i) or
(ii) of this Section 7g, a certificate (A) executed by the President or a Vice President of Comptek Research, the President or a Vice President of the Borrower and the chief financial officer of Comptek Research, (B) setting forth whatever computations are required to establish whether Comptek Research was in compliance with (I) each of the covenants contained in Sections 7c, 7d and 7e of this Agreement during the period covered by such statement of income and
(II) if the period covered by such statement of income is a fiscal year of Comptek Research, each of the covenants contained in Sections 8e and 8f of this Agreement during such period, (C) stating that the signers of such certificate have reviewed this Agreement and have made or have caused to be made under their supervision a review of the business, operations, assets, affairs and condition (financial or other) of each of Related Entity during the period beginning on the first date covered by such statement of income and ending on the date of such certificate and (D) if during the period described in clause (iii)(C) of this Section 7g there did not occur or exist and there does not then exist any Event of Default or Potential Event of Default, so stating or, if during such period any Event of Default or Potential Event of Default occurred or existed or any Event of Default or Potential Event of Default then exists, stating the nature thereof, the date of occurrence or period of existence thereof and what action the Borrower has taken, is taking or proposes to take with respect thereto, (iv) as soon as available, (A) each financial statement, report, notice and proxy statement sent or made available by Comptek Research to holders of its securities generally and (B) each publicly available periodic or special report, registration statement, prospectus and other written communication other than a transmittal letter filed by Comptek Research with and each publicly available written communication received by Comptek Research from any securities exchange or the Securities and Exchange Commission and (v) promptly upon the request of the Bank, all additional information relating to any Related Entity or the business, operations, assets, affairs or condition (financial or other) of any Related Entity that is so requested;

                 h. PAYMENT OF CERTAIN INDEBTEDNESS. Cause each Related Entity to pay, before the end of any applicable grace period, each tax, assessment, fee, charge, fine and penalty imposed by any Governmental Authority upon it or any of its assets, income and franchises and each claim and demand of any materialman, mechanic, carrier, warehouseman, garageman or landlord against it; provided, however, that no such tax, assessment, fee, charge, fine, penalty, claim or demand shall be required to be so paid so long as (i) the validity thereof is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, (ii) adequate reserves have been appropriately established therefor, (iii) the execution or other enforcement of any lien resulting therefrom is effectively stayed and (iv) the nonpayment thereof does not have any Material Adverse Effect;

                 i.       MAINTENANCE OF TITLE AND ASSETS; INSURANCE.   Cause
each Related Entity to (i) at all times maintain good and marketable title to each asset it purports to own, (ii) at all times maintain each of its tangible assets in good working order and condition, (iii) at any time and from time to time make each replacement of any of its tangible assets necessary or desirable for the conduct of its business or operations, (iv) at all times keep each of its insurable tangible assets insured with financially sound and reputable insurance carriers against fire and other hazards to which extended coverage applies in such manner and to the extent that the amount of insurance carried on such asset shall not be less than the greater of (A) the replacement value of such asset and (B) the percentage of the actual cash value of such asset required by the policy providing such insurance in order that it shall not become its own insurer for any part of an otherwise recoverable loss with respect to such asset and (v) at all times keep adequately insured with financially sound and reputable insurance carriers against business interruption and liability on account of damage to any Person or asset or pursuant to any applicable workers' compensation Law;

                 j. INSPECTIONS. Upon the request of the Bank, promptly permit each officer, employee, accountant, attorney and other agent of the Bank to (i) visit and inspect each of the premises of each Related Entity, (ii) examine, audit, copy and extract each record of each Related Entity and (iii) discuss the business, operations, assets, affairs and condition (financial or other) of each Related Entity with each responsible officer of each Related Entity and each independent accountant of each Related Entity;

                 k. PENSION OBLIGATIONS. (i) Promptly upon acquiring knowledge or reason to know of the occurrence or existence with respect to any Pension Plan of any Prohibited Transaction, Reportable Event or Accumulated Funding Deficiency or any event or condition that (A) but for a waiver by the Internal Revenue Service would constitute an Accumulated Funding Deficiency,
(B)
after notice, lapse of time or both notice and lapse of time will or might constitute a Reportable Event or (C) constitutes or will or might constitute grounds for the initiation by the Pension Benefit Guaranty Corporation of any proceeding under ERISA seeking the termination of such Pension Plan or the appointment of a trustee to administer such Pension Plan, provide to the Bank a certificate executed by the President or a Vice President of Comptek Research, the President or a Vice President of the Borrower and the chief financial officer of Comptek Research and specifying the nature of such Prohibited Transaction, Reportable Event, Accumulated Funding Deficiency, event or condition, what action the Borrower has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation with respect thereto and (ii) promptly upon acquiring knowledge or reason to know of (A) the institution by the Pension Benefit Guaranty Corporation or any other Person of any proceeding under ERISA seeking the termination of any Pension Plan or the appointment of a trustee to administer any Pension Plan or (B) the complete or partial withdrawal or proposed complete or partial withdrawal by any Related Entity from any Pension Plan, provide to the Bank a certificate executed by the President or a Vice President of Comptek Research, the President or a Vice President of the

Borrower and the chief financial officer of Comptek Research and describing such proceeding, withdrawal or proposed withdrawal;

                 l. CHANGES IN MANAGEMENT, OWNERSHIP AND CONTROL. Promptly upon acquiring knowledge or reason to know of any change in (i) the identity of the Chairman, President or chief executive officer of any Related Entity, (ii) the beneficial ownership of any stock of or other ownership interest in any Related Entity by any Person having Control of any Related Entity or (iii) Control of any Related Entity, provide to the Bank a certificate executed by the President or a Vice President of Comptek Research and the President or a Vice President of the Borrower and specifying such change;

                 m. JUDGMENTS. Promptly upon acquiring knowledge or reason to know of any judgment, order or award of any Governmental Authority or arbitrator that (i) is against or otherwise involves any Related Entity or any asset of any Related Entity, (ii) has or (so far as any Related Entity can foresee) will or might have any Material Adverse Effect or (iii) renders invalid any Loan Document or any action taken or to be taken pursuant to any Loan Document, provide to the Bank a certificate executed by the President or a Vice President of Comptek Research and the President or a Vice President of the Borrower and specifying the nature of such judgment, order or award and what action the Borrower has taken, is taking or proposes to take with respect thereto;

                 n. LITIGATION. (i) Promptly upon acquiring knowledge or reason to know of the commencement or threat of any claim, audit, investigation or action or other legal proceeding by or before any Governmental Authority or before any arbitrator that (A) is against or otherwise involves any Related Entity or any asset of any Related Entity and (I) either involves in excess of $250,000 or results in excess of $500,000 in the aggregate for all Related Entities being involved in all claims, audits, investigations and actions and other legal proceedings by or before any Governmental Authority or before any arbitrator against or otherwise involving any Related Entity or any asset of any Related Entity or (II) seeks injunctive or similar relief, (B) has or (so far as any Related Entity can foresee) will or might have any Material Adverse Effect or (C) questions the validity of any Loan Document or any action taken or to be taken pursuant to any Loan Document, provide to the Bank a certificate executed by the President or a Vice President of Comptek Research and the President or a Vice President of the Borrower and specifying the nature of such claim, audit, investigation or action or other legal proceeding and what action the Borrower has taken, is taking or proposes to take with respect thereto and
(ii) promptly upon acquiring knowledge or reason to know of any development with respect to any claim, audit, investigation or action or other legal proceeding theretofore disclosed by the Borrower to the Bank that has or (so far as any Related Entity can foresee) will or might have any Material Adverse Effect, provide to the Bank a certificate executed by the President or a Vice President of Comptek Research and the President or a Vice President of the Borrower and specifying the nature of such development and what action the Borrower has taken, is taking or proposes to take with respect thereto;

                 o. LIENS AND ENCUMBRANCES. Promptly upon acquiring knowledge or reason to know that any asset of any Related Entity has or may become subject to any security interest, mortgage or other lien or encumbrance other than Permitted Liens, provide to the Bank a certificate executed by the President or a Vice President of Comptek Research and the President or a Vice President of the Borrower and specifying the nature of such security interest, mortgage or other lien or encumbrance and what action the Borrower has taken, is taking or proposes to take with respect thereto;

                 p. DEFAULTS AND MATERIAL ADVERSE EFFECTS. Promptly upon acquiring knowledge or reason to know of the occurrence or existence of (i) any Event of Default or Potential Event of Default or (ii) any event or condition that has or (so far as any

Related Entity can foresee) will or might have any Material Adverse Effect, provide to the Bank a certificate executed by the President or a Vice President of Comptek Research, the President or a Vice President of the Borrower and the chief financial officer of Comptek Research and specifying the nature of such Event of Default, Potential Event of Default, event or condition, the date of occurrence or period of existence thereof and what action the Borrower has taken, is taking or proposes to take with respect thereto; and

                 q. ADDITIONAL GUARANTIES, SECURITY AGREEMENTS, PATENT COLLATERAL ASSIGNMENTS AND SECURITY AGREEMENTS AND TRADEMARK COLLATERAL ASSIGNMENTS AND SECURITY AGREEMENTS. Cause each Person that becomes a Subsidiary after the date of this Agreement to execute and deliver to the Bank, in form and substance satisfactory to the Bank, (i) a guaranty agreement guaranteeing, without any limitation as to amount, the payment of all indebtedness and other obligations of the Borrower to the Bank, whether then existing or thereafter arising or accruing, (ii) a security agreement (A) securing, without any limitation as to amount, the payment of all such indebtedness and other obligations and (B) covering all personal property and fixtures of such Person, (iii) a patent collateral assignment and security agreement (A) securing, without any limitation as to amount, the payment of all such indebtedness and other obligations and (B) covering all patents and applications for patents of such Person and (iv) a trademark collateral assignment and security agreement (A) securing, without any limitation as to amount, the payment of all such indebtedness and other obligations and (B) covering all trademarks and applications for trademarks of such Person; and

                 r. FURTHER ACTIONS. Promptly upon the request of the Bank, execute and deliver or cause to be executed and delivered each writing, and take or cause to be taken each other action, that the Bank shall deem necessary or desirable at the sole option of the Bank in connection with any transaction contemplated by any Loan Document.

                 8. NEGATIVE COVENANTS. During the term of this Agreement, the Borrower shall not, without the prior written consent of the Bank, do, attempt to do or agree or otherwise incur, assume or have any obligation to do, and the Borrower shall assure that, without the prior written consent of the Bank, no Related Entity does, attempts to do or agrees or otherwise incurs, assumes or has any obligation to do, any of the following:

                 a.       FISCAL YEAR.  Change its fiscal year;

                 b. CERTAIN INDEBTEDNESS. Create, incur, assume or have any indebtedness or other obligation (i) arising from the borrowing of any money or the deferral of the payment of the purchase price of any asset or (ii) pursuant to any guaranty or other contingent obligation (including, but not limited to, any obligation to (A) maintain the net worth of any other Person,
(B) purchase or otherwise acquire or assume any indebtedness or other obligation or (C) provide funds for or otherwise assure the payment of any indebtedness or other obligation, whether by means of any investment, by means of any purchase, sale or other acquisition or disposition of any asset or service or otherwise), except for indebtedness and other obligations (I) to the Bank, (II) constituting unsecured normal trade debt incurred upon customary terms in the ordinary course of its business, (III) arising from the endorsement in the ordinary course of its business of any check or other negotiable instrument for deposit or collection, (IV) the total of which does not at any time exceed $250,000 in the aggregate for all Related Entities or
(V) fully and accurately described under the heading "Permitted Indebtedness" in Exhibit A attached to and made a part of this Agreement;

                 c. PENSION OBLIGATIONS. (i) Engage in any Prohibited Transaction with respect to any Pension Plan, (ii) permit to occur or exist with respect to any Pension Plan any Accumulated

Funding Deficiency or any event or condition that (A) but for a waiver by the Internal Revenue Service would constitute an Accumulated Funding Deficiency or
(B) constitutes or will or might constitute grounds for the institution by the Pension Benefit Guaranty Corporation of any proceeding under ERISA seeking the termination of such Pension Plan or the appointment of a trustee to administer such Pension Plan, (iii) make any complete or partial withdrawal from any Pension Plan, (iv) fail to make to any Pension Plan any contribution that it is required to make, whether to meet any minimum funding standard under ERISA or any requirement of such Pension Plan or otherwise, or (v) terminate any Pension Plan in any manner, or otherwise take or omit to take any action with respect to any Pension Plan, that would or might result in the imposition of any lien upon any asset of any Related Entity pursuant to ERISA;

                 d. LIENS AND ENCUMBRANCES. Cause or permit, whether upon the happening of any contingency or otherwise, any of its assets to be subject to any security interest, mortgage or other lien or encumbrance, except for Permitted Liens;

                 e. CAPITAL EXPENDITURES. Make (whether by means of any purchase or other acquisition of any asset, by means of any capital lease or otherwise) capital expenditures exceeding

$1,300,000 in the aggregate for all Related Entities during any fiscal year of Comptek Research;

                 f. OPERATING LEASES. Create, incur, assume or have any indebtedness or other obligation for fixed payments not fully reimbursable by the United States government (whether rentals, taxes, premiums for insurance or otherwise) pursuant to any operating lease (whether as a lessee or otherwise) exceeding $1,700,000 in the aggregate for all Related Entities during any fiscal year of Comptek Research;

                 g. INVESTMENTS. Make any investment (whether by means of any purchase or other acquisition of any security or interest, by means of any capital contribution or otherwise) in any Person, except for Permitted Investments;

                 h. LOANS. (i) Make any loan, advance or other extension of credit, except for Permitted Loans, or (ii) forgive any indebtedness or other obligation arising from any loan, advance or other extension of credit made by it;

                 i. TRANSACTIONS WITH AFFILIATES. In the ordinary course of its business or otherwise, enter into, assume or permit to exist any agreement, arrangement, transaction or other dealing (including, but not limited to, the purchase, sale, lease, exchange or other acquisition or disposition of any asset and the rendering of any service) between it and any Affiliate or otherwise deal with any Affiliate, except for (i) reasonable compensation for services actually performed, (ii) advances made in the ordinary course of its business to any Affiliate who is one of its officers and employees for out-of-pocket expenses incurred by such Affiliate on its behalf in the conduct of its business or operations, (iii) agreements, arrangements, transactions and other dealings in the ordinary course of its business upon fair and reasonable terms no less favorable to it than would apply in a comparable arm's-length agreement, arrangement, transaction or other dealing with a Person who or that is not an Affiliate and
(iv) agreements, arrangements, transactions and other dealings fully and accurately described under the heading "Permitted Affiliate Transactions" in Exhibit A attached to and made a part of this Agreement;

                 j. DISTRIBUTIONS. Declare, pay or make any Distribution, except for (i) dividends payable solely in any of its stock and
(ii) cash dividends paid to the Borrower or Comptek Research by any Subsidiary
(A) all of the outstanding shares of stock of which other than shares required by any applicable Law to enable any individual to serve as a director of such Subsidiary or (B) all ownership interests in which are owned by the Borrower or Comptek Research at the time of such payment;

                 k. CORPORATE AND OTHER CHANGES. (i) Assign, sell, lease as a lessor or otherwise transfer or dispose of all or substantially all of its assets, (ii) dissolve or participate in any merger, consolidation or other absorption, (iii) acquire all or substantially all of the assets of any other Person, (iv) do business under or otherwise use any name other than its true name and names listed under the heading "Fictitious Names" in Exhibit A attached to and made a part of this Agreement or (v) make any change in its corporate or other business structure, any of its business objectives and purposes or its business or operations that would or might have any Material Adverse Effect;

                 l. SALE OF RECEIVABLES. Assign, sell or otherwise transfer or dispose of any of its notes receivable, accounts receivable and chattel paper, whether with or without recourse;

                 m. STOCK OF OR OWNERSHIP INTEREST IN SUBSIDIARY. Issue or sell any stock of or other ownership interest in any Subsidiary, except (i) to the minimum extent required by any applicable Law to enable any individual to serve as a director of such Subsidiary, (ii) as a Distribution to the shareholders of or holders of other ownership interests in such Subsidiary and
(iii) to any Related Entity; or

                 n. FULL DISCLOSURE. Provide to the Bank or permit to be provided to the Bank on its behalf any certificate, financial statement or other writing that contains any statement of fact that is incorrect or misleading in any material respect or omits to state any fact necessary to make any statement of fact contained therein not incorrect or misleading in any material respect.

                 9. INDEBTEDNESS IMMEDIATELY DUE. Upon or at any time or from time to time after the occurrence or existence of any Event of Default other than, with respect to the Borrower, an Event of Default described in clause (iv) of Section 1l of this Agreement, the aggregate outstanding principal amounts of all Loans, all interest owing pursuant to this Agreement and remaining unpaid and all other amounts owing by the Borrower to the Bank pursuant to this Agreement and remaining unpaid shall, at the sole option of the Bank and without any notice, demand, presentment or protest of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by the Borrower), become immediately due. Upon the occurrence or existence of, with respect to the Borrower, any Event of Default described in such clause
(iv), such aggregate outstanding principal amounts, all such interest and all such other amounts shall, without any notice, demand, presentment or protest of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by the Borrower), automatically become immediately due.
Upon such aggregate outstanding principal amounts, all such interest and all such other amounts becoming immediately due, any obligation of the Bank to make any additional Loan shall terminate.

                 10.      EXPENSES; INDEMNIFICATION.

                 a. LOAN DOCUMENT EXPENSES. The Borrower shall pay to the Bank on demand made by the Bank each cost and expense (including, but not limited to, the reasonable fees of counsel to the Bank for time actually expended and itemized but not in excess of $20,000, the disbursements of counsel to the Bank and each documentary stamp or other excise or property tax, assessment, fee and charge) incurred by the Bank in connection with (i) the preparation of, entry into or performance of any Loan Document, whether or not any Loan is made, or (ii) any modification of or release, consent or waiver relating to any Loan Document, whether or not such modification, release, consent or waiver becomes effective.

                 b. COLLECTION EXPENSES. The Borrower shall pay to the Bank on demand made by the Bank each cost and expense (including, but not limited to, the reasonable fees and disbursements of counsel to the Bank, whether retained for advice, litigation or any other purpose) incurred by the Bank in endeavoring to
(i) collect any of the outstanding principal amount of any Loan, any interest owing pursuant to this Agreement and remaining unpaid or any other amount owing by the Borrower to the Bank pursuant to this Agreement and remaining unpaid,
(ii) preserve or exercise any right or remedy of the Bank relating to, enforce or realize upon any collateral, subordination, guaranty, endorsement or other security or assurance of payment now or hereafter directly or indirectly securing the repayment or payment of or otherwise now or hereafter directly or indirectly applicable to any of such outstanding principal amount, any such interest or any such other amount, (iii) preserve or exercise any right or remedy of the Bank pursuant to any Loan Document or (iv) defend against any claim, regardless of the basis or outcome thereof, asserted against the Bank as a direct or indirect result of the entry into any Loan Document, except for any claim for any tax imposed by any Governmental Authority upon any income of the Bank or any interest or penalty relating to any such tax.

                 c. EXPENSES DUE TO LAW CHANGES. The Borrower shall pay to the Bank on demand made by the Bank each amount necessary to compensate the Bank for any liability, cost or expense that is a direct or indirect result of
(i) any increase in the amount of capital required or expected to be maintained by the Bank or any bank holding company of the Bank with respect to any Loan or the obligation of the Bank to make any Loan that is due to (A) after the date of this Agreement, the enactment or issuance of or any change in any Law relating to capital adequacy of banks and banking holding companies or (B) the compliance by the Bank or such bank holding company with any request or direction relating to such capital made or issued by any Governmental Authority after the date of this Agreement or (ii) any imposition or application of or increase in any reserve or similar requirement applicable to assets or liabilities of, deposits with or credit extended by the Bank, or for the account of the Bank, that increases the cost to the Bank of making, funding or maintaining any Loan and is due to, after the date of this Agreement, the enactment or issuance of or any change in any Law, except for any reserve or similar requirement reflected in the rate of interest charged on any Libor Rate Portion. The determination by the Bank of the amount necessary to compensate the Bank for any such liability, cost or expense shall, in the absence of manifest error, be conclusive and binding upon the Borrower.

                 d. ENVIRONMENTAL INDEMNIFICATION. The Borrower shall indemnify the Bank and each officer, employee, accountant, attorney and other agent of the Bank on demand made by the Bank against each liability, cost and expense (including, but not limited to, the reasonable fees and disbursements of counsel to the Bank or such officer, employee, accountant, attorney or other agent, whether retained for advice, litigation or any other purpose, and all costs of any investigation, monitoring, removal, remediation or restoration) imposed on, incurred by or asserted against the Bank or such officer, employee, accountant, attorney or other agent as a direct or indirect result of (i) any Release or threatened Release of any Hazardous Material at, in, on or under any property now or previously owned, leased as a lessee or used by any Related Entity, (ii) any active or abandoned underground storage tank at, in, on or under any such property, (iii) any polychlorinated biphenyl or friable asbestos at, in, on or under any such property, (iv) the existence of any condition at, in, on or under any such property that gives or might give rise to any liability pursuant to any Environmental Law or (v) any Related Entity transporting or arranging for the transportation of any Hazardous Material to or from any property.

             11. NOTICES. Each notice and other communication by the Bank to the Borrower, or by the Borrower to the Bank, relating to this Agreement (a) shall be given in writing (including, but not limited to, facsimile), (b) if given by facsimile, shall be directed to the intended recipient thereof at the last telephone number for receipt of facsimiles by such intended recipient shown in the following sentence or at such other telephone number for receipt of facsimiles by such intended recipient as may at any time or from time to time be specified in any notice given by such intended recipient to the giver of such notice as provided in this sentence, (c) if given otherwise, shall be directed to such intended recipient at the address of such intended recipient shown in the following sentence or at such other address as may at any time or from time to time be specified in any notice given by such intended recipient to the giver of such notice as provided in this sentence and (d) if sent by mail or overnight courier service, shall be deemed to have been given when deposited in the mail, first-class or certified postage prepaid, or accepted by any post office or overnight courier service for delivery and to have been received by such intended recipient upon the earlier of (i) the actual receipt thereof or
(ii) three days after being so deposited or accepted. Each such notice and other communication shall (a) if to the Bank, be directed to (i) if given by facsimile, Manufacturers and Traders Trust Company, Attention: Western New York Commercial Banking Department, at 716-848-7318 or (ii) if given otherwise, Manufacturers and Traders Trust Company, One Fountain Plaza, Buffalo, New York 14240, Attention: Western New York Commercial Banking Department, or (b) if to the Borrower, be directed to (i) if given by facsimile, Comptek Federal Systems, Inc., Attention: Christopher A. Head, General Counsel, at 716-677-0014 or (ii) if given otherwise, Comptek Federal Systems, Inc., 2732 Transit Road, Buffalo, New York 14224, Attention: Christopher A Head, General Counsel.

                 12.      MISCELLANEOUS.

                 a. TERM; SURVIVAL. The term of this Agreement shall be the period beginning on the date of this Agreement and ending on the later of
(i) the Revolving Loan Maturity Date or (ii) the date the principal amount of each Loan, all interest owing pursuant to this Agreement and all other amounts owing by the Borrower to the Bank pursuant to this Agreement have been fully and indefeasibly repaid, paid or otherwise discharged. The obligation of the Borrower to pay liabilities, costs and expenses described in Section 10 of this Agreement shall survive beyond the term of this Agreement.

                 b. SURVIVAL; RELIANCE. Each representation, warranty, covenant and agreement of the Borrower contained in this Agreement shall survive the making of each Loan and the execution and delivery to the Bank of each Loan Document and shall continue in full force and effect during the term of this Agreement. Each such representation, warranty, covenant and agreement shall be presumed to have been relied upon by the Bank regardless of any investigation made or not made, or any information possessed or not possessed, by the Bank.

                 c. RIGHT OF SETOFF. Upon and at any time and from time to time after any occurrence or existence of any Event of

Default, (i) the Bank shall have the right, at the sole option of the Bank and without any notice or demand of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by the Borrower), to place an administrative hold on and set off against (A) the aggregate outstanding principal amounts of all Loans, all interest owing pursuant to this Agreement and remaining unpaid and all other amounts owing by the Borrower to the Bank pursuant to this Agreement and remaining unpaid (B) each indebtedness and other obligation of the Bank in any capacity to, in any capacity and whether alone or otherwise, the Borrower, whether now existing or hereafter arising or accruing, whether or not then due and whether pursuant to any deposit account or otherwise, and (ii) each holder of any participation in any unpaid indebtedness of the Borrower to the Bank pursuant to this Agreement shall have the right, at the sole option of such holder and without any notice or demand of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by the Borrower), to place an administrative hold on and set off against (A) such unpaid indebtedness, to the extent of such holder's participation in such unpaid indebtedness, (B) each indebtedness and other obligation of such holder in any capacity to, in any capacity and whether alone or otherwise, the Borrower, whether now existing or hereafter arising or accruing, whether or not then due and whether pursuant to any deposit account or otherwise. Such setoff shall become effective at the time the

Bank or such holder opts therefor even though evidence thereof is not entered on the records of the Bank or such holder until later.

                 d. ASSIGNMENT OR GRANT OF PARTICIPATION. The Bank shall have the right to assign or otherwise transfer or grant any participation in this Agreement, any indebtedness or other obligation of the Borrower pursuant to this Agreement or any right or remedy of the Bank pursuant to this Agreement. The Borrower shall not assign or otherwise transfer any right or indebtedness or other obligation of the Borrower pursuant to this Agreement without the prior written consent of the Bank, and any such assignment or other transfer without such prior written consent shall be void. No consent by the Bank to any such assignment or other transfer shall release the Borrower from any such indebtedness or other obligation.

                 e. BINDING EFFECT. This Agreement shall be binding upon the Borrower and each direct or indirect successor and assignee of the Borrower and shall inure to the benefit of and be enforceable by the Bank and each direct or indirect successor and assignee of the Bank.

                 f. ENTIRE AGREEMENT, MODIFICATIONS AND WAIVERS. This Agreement contains the entire agreement between the Bank and the

Borrower with respect to the subject matter of this Agreement and supersedes each action heretofore taken or not taken, each course of conduct heretofore pursued, accepted or acquiesced in, and each oral or written agreement and representation heretofore made, by or on behalf of the Bank or the Borrower with respect thereto. No action heretofore or hereafter taken or not taken, no course of conduct heretofore or hereafter pursued, accepted or acquiesced in, no oral or written agreement or representation heretofore made, and no oral agreement or representation hereafter made, by or on behalf of the Bank or the Borrower shall modify or terminate this Agreement, impair or otherwise adversely affect any indebtedness or other obligation of the Bank or the Borrower pursuant to this Agreement or any right or remedy of the Bank or the Borrower pursuant to this Agreement or arising as a result of this Agreement or operate as a waiver of any such right or remedy. No modification of this Agreement or waiver of any such right or remedy shall be effective unless made in a writing duly executed by the Bank and the Borrower and specifically referring to such modification or waiver.

                 g. RIGHTS AND REMEDIES CUMULATIVE. All rights and remedies of the Bank or the Borrower pursuant to this Agreement or arising as a result of this Agreement shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy. For example, all rights and remedies of the

Bank pursuant to Section 9 of this Agreement shall be in addition to all other rights and remedies of the Bank, whether pursuant to any Loan Document or applicable law.

                 h. REQUESTS. Each request of the Bank pursuant to this Agreement may be made (i) at any time and from time to time, (ii) at the sole option of the Bank and (iii) whether or not any Event of Default or Potential Event of Default has occurred or existed.

                 i. EXTENT OF CONSENTS AND WAIVERS. Each consent and waiver of the Bank or the Borrower contained in this Agreement shall be deemed to have been given to the extent permitted by applicable law.

                 j. DIRECTLY OR INDIRECTLY. Any provision of this Agreement that prohibits or has the effect of prohibiting any Related Entity from taking any action shall be construed to prohibit it from taking such action directly or indirectly.

                 k. ACCOUNTING TERMS AND COMPUTATIONS. Each accounting term used in this Agreement shall be construed as of any time in accordance with generally accepted accounting principles as in effect at such time. Each accounting computation that this Agreement requires to be made as of any time shall be made in accordance with such principles as in effect at such time, except where such principles are incompatible with any requirement of this Agreement.

                 l. REFERENCE TO LAW. Any reference in this Agreement to any Law shall be deemed to be as of any time a reference to such Law as in effect at such time or, if such Law is not in effect at such time, a reference to any similar Law in effect at such time.

                 m. REFERENCE TO GOVERNMENTAL AUTHORITY. Any reference in this Agreement to any Governmental Authority shall be deemed to be as of any time after such Governmental Authority ceases to exist a reference to the successor of such Governmental Authority at such time.

                 n. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any such provision shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law, or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extent of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

                 o. GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal law of the State of New York, without regard to principles of conflict of laws.

                 p. HEADINGS. In this Agreement, headings of sections are for convenience of reference only and have no substantive effect.

                 13.      CONSENTS AND WAIVERS RELATING TO LEGAL PROCEEDINGS.

                 a. JURISDICTIONAL CONSENTS AND WAIVERS. THE BORROWER KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY (i) CONSENTS IN EACH ACTION AND OTHER LEGAL PROCEEDING COMMENCED BY THE BANK IN CONNECTION WITH ANY LOAN, ANY LOAN DOCUMENT OR ANY COLLATERAL, SUBORDINATION, GUARANTY, ENDORSEMENT OR OTHER SECURITY OR ASSURANCE OF PAYMENT NOW OR HEREAFTER DIRECTLY OR INDIRECTLY SECURING THE REPAYMENT OR PAYMENT OF OR OTHERWISE NOW OR HEREAFTER DIRECTLY OR INDIRECTLY APPLICABLE TO ANY OF THE PRINCIPAL AMOUNT OF ANY LOAN, ANY INTEREST OWING PURSUANT TO THIS AGREEMENT OR ANY OTHER AMOUNT OWING BY THE BORROWER TO THE BANK PURSUANT TO THIS AGREEMENT TO THE PERSONAL JURISDICTION OF ANY COURT THAT IS EITHER A COURT OF RECORD OF THE STATE OF NEW YORK OR A COURT OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK,

(ii) WAIVES EACH OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR OTHER LEGAL PROCEEDING, (iii) WAIVES PERSONAL SERVICE OF PROCESS IN EACH SUCH ACTION AND OTHER LEGAL PROCEEDING, (iv) CONSENTS TO THE MAKING OF SERVICE OF PROCESS IN EACH SUCH ACTION AND OTHER LEGAL PROCEEDING BY REGISTERED MAIL DIRECTED TO THE BORROWER AT THE LAST ADDRESS OF THE BORROWER SHOWN IN THE RECORDS RELATING TO THIS AGREEMENT MAINTAINED BY THE BANK, WITH SUCH SERVICE OF PROCESS TO BE DEEMED COMPLETED FIVE DAYS AFTER THE MAILING THEREOF AND (v) CONSENTS TO EACH FINAL JUDGMENT THAT IS OBTAINED AS A DIRECT OR INDIRECT RESULT OF ANY SUCH ACTION OR OTHER LEGAL PROCEEDING BEING SUED UPON IN ANY COURT HAVING JURISDICTION WITH RESPECT THERETO AND ENFORCED IN THE JURISDICTION IN WHICH SUCH COURT IS LOCATED AS IF ISSUED BY SUCH COURT.

                 b. WAIVER OF TRIAL BY JURY AND CLAIMS TO CERTAIN DAMAGES. EACH OF THE BANK AND THE BORROWER KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO, AND EACH RIGHT TO ASSERT ANY CLAIM FOR DAMAGES (INCLUDING, BUT NOT LIMITED TO, PUNITIVE DAMAGES) IN ADDITION TO ACTUAL AND CONSEQUENTIAL DAMAGES IN, ANY ACTION OR OTHER LEGAL PROCEEDING, WHETHER BASED ON ANY CONTRACT OR NEGLIGENT OR INTENTIONAL TORT OR OTHERWISE, IN CONNECTION WITH (i) ANY LOAN, ANY LOAN DOCUMENT OR ANY COLLATERAL, SUBORDINATION, GUARANTY, ENDORSEMENT OR OTHER

SECURITY OR ASSURANCE OF PAYMENT NOW OR HEREAFTER DIRECTLY OR INDIRECTLY SECURING THE REPAYMENT OR PAYMENT OF OR OTHERWISE NOW OR HEREAFTER DIRECTLY OR INDIRECTLY APPLICABLE TO ANY OF THE PRINCIPAL AMOUNT OF ANY LOAN, ANY INTEREST OWING PURSUANT TO THIS AGREEMENT OR ANY OTHER AMOUNT OWING BY THE BORROWER TO THE BANK PURSUANT TO THIS AGREEMENT OR (ii) ANY ACTION HERETOFORE OR HEREAFTER TAKEN OR NOT TAKEN, ANY COURSE OF CONDUCT HERETOFORE OR HEREAFTER PURSUED, ACCEPTED OR ACQUIESCED IN, OR ANY ORAL OR WRITTEN AGREEMENT OR REPRESENTATION HERETOFORE OR HEREAFTER MADE, BY OR ON BEHALF OF THE OTHER IN CONNECTION WITH ANY LOAN, ANY LOAN DOCUMENT OR ANY SUCH COLLATERAL, SUBORDINATION, GUARANTY, ENDORSEMENT OR OTHER SECURITY OR ASSURANCE OF PAYMENT. THIS SECTION 13b IS A MATERIAL INDUCEMENT FOR EACH OF THE BANK AND THE BORROWER IN CONNECTION WITH ITS ENTRY INTO THIS AGREEMENT.

                 The Bank and the Borrower have caused this Agreement to be duly executed on the date shown at the beginning of this Agreement.

                                  MANUFACTURERS AND TRADERS TRUST COMPANY


                                  By /s/ Paul T. Pitman
                                     ---------------------------------
                                     Paul T. Pitman, Vice President

                                  COMPTEK FEDERAL SYSTEMS, INC.

                                  By /s/ John J. Sciuto
                                     ---------------------------------
                                     John J. Sciuto, President and CEO

                                ACKNOWLEDGMENTS


STATE OF NEW YORK   )
                    :  SS.
COUNTY OF ERIE      )


         On the 7th day of March in the year 1996, before me personally came Paul T. Pitman, to me known, who, being by me duly sworn, did depose and say that he resides at 205 Westfield Road, Amherst, New York 14226; that he is a Vice President of Manufacturers and Traders Trust Company, the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said corporation.

                                       /s/ Lisa J. Dinger
                             -------------------------------------------
                             Notary Public

                                           LISA J. DINGER
                                  Notary Public, State of New York
                                    Qualified in Niagara County
                                  My Commission Expires Dec. 12, 1996



STATE OF NEW YORK   )
                    :  SS.
COUNTY OF ERIE      )

                 On the 7th day of March in the year 1996, before me personally came John J. Sciuto, to me known, who, being by me duly sworn, did depose and say that he resides at 6392 Black Walnut Court, East Amherst, New York 14051; that he is the President and CEO of Comptek Federal Systems, Inc., the corporation described in and which executed the above instrument;

and that he signed his name thereto by order of the board of directors of said corporation.

                                      /s/ Lisa J. Dinger
                             -------------------------------------------
                             Notary Public

                                          LISA J. DINGER
                                  Notary Public, State of New York
                                    Qualified in Niagara County
                                  My Commission Expires Dec. 12, 1996

                                  EXHIBIT A


Permitted Affiliates Transactions.

1. Employment Contracts by and between Borrower or Comptek Research and certain Affiliates as are currently in force or entered into in connection with the acquisition of Advanced Systems Development, Inc. and the renewal or extension of the same on substantially similar terms.

2. The granting of benefits, rights, loans, awards, stock options to any affiliate pursuant to the terms of the currently in effect incentive plans and the renewal or extension of the same on substantially similar terms.

Permitted Indebtedness.

1. Loan from Rand Capital Corporation to Comptek Research in the principal amount of $164,285 as evidenced by a Promissory Note dated September 13, 1994.

2. The guarantee of lease payments by Comptek Research, Inc. to Moog, Inc. for the leasing of facilities at 140 Mid County Drive pursuant to lease agreement assigned to ARIA Wireless Systems, Inc. from Comptek Telecommunications, Inc. expiring August 31, 1997.

3. Environmental indemnification letter agreement dated October 19, 1994, issued by Comptek Research to Elgin E2, Inc. in connection with the sale of assets of Industrial Systems Service, Inc., a wholly owned subsidiary of Comptek Research, Inc.

Permitted Investments and Loans.

1. Senior Subordinated 12% Notes in the aggregate amount of $1,667,000 issued by ARIA Wireless Systems, Inc. to Comptek Research.

2. Promissory Note issued by ARIA Wireless Systems, Inc. to Comptek Research dated September 8, 1994, having an outstanding principal balance of $515,625.

3. Comptek Note issued by ARIA Wireless Systems, Inc. to Comptek Research dated January 19, 1996, having an outstanding principal balance of $194,000.

4. 20,000 shares of M-Wave, Inc. common stock received by Comptek in connection with the settlement of certain litigation.

5. Acquisition of Advanced Systems Development, Inc. consistent with the use of proceeds specified in Section 6(a) of the Loan Agreement.

6. Promissory Note issued by Key International, Inc. to Industrial Systems Service, Inc. dated October 19, 1994 and assigned to Comptek Research, having an outstanding balance of $225,000.

Permitted Liens

1. Any security interest previously granted by the Borrower, Comptek Research, or ASDI to any secured party or assignee thereof named in any financing statement described in Rider 1 attached to an made a part of this Exhibit A, but only to the extent that such security interest shall (a) cover any property described in such financing statement and (b) secure payment of the unpaid balance of the purchase price, or the unpaid balance of lease obligations relating to the use, of such property, any interest accrued or to accrue on such unpaid balance and reasonable expenses of collection in connection therewith.

                              RIDER 1 TO EXHIBIT A

NUMBER              FILING DATE       JURISDICTION             SECURED PARTY                   DEBTOR
240281               11/18/92             NYS                 Chesapeake Ind.                Borrower
097252               05/06/93             NYS                 PNB Maryland                   Borrower
183202               08/26/93             NYS                 Siemens Credit                 Borrower
190521               09/07/93             NYS                 O/E Systems                    Borrower
213110               10/19/94             NYS                 Signet                         Borrower
258952               12/22/94             NYS                 Tricon Cap.                    Borrower
110367               05/31/95             NYS                 Vanguard Fin.                  Borrower
015069               11/16/92             Erie Co.            Chesapeake Inc.                Borrower
006145               05/13/93             Erie Co.            FNB Maryland                   Borrower
012448               09/01/93             Erie Co.            Siemens Credit                 Borrower
012756               09/09/93             Erie Co.            O/E Systems                    Borrower
Q13-9716             10/24/94             Erie Co.            Signet                         Borrower
Q18-624              06/06/95             Erie Co.            Vanguard Fin.                  Borrower
253579               12/06/91             NYS                 Arm Group                      Comptek Research
097252               05/06/93             NYS                 FNB Maryland                   Comptek Research
015350               10/17/91             Erie Co.            Arm Group                      Comptek Research
182849               09/08/95             NYS                 The CIT Group                  ASDI
249765               12/14/95             NYS                 The CIT Group                  ASDI
149345               07/12/93             NYS                 Development Bank of            ASDI
                                                              Singapore

                                   EXHIBIT B


                                                            ________________



Manufacturers and Traders Trust Company
One M&T Plaza
Buffalo, New York 14240

Ladies and Gentlemen:

                 We refer to a Corporate Revolving and Term Loan Agreement, dated March 7, 1995, between you and us (the "Loan Agreement"). In this letter, the term "Revolving Loan Maturity Date" has the meaning given it in the Loan Agreement.

                 Pursuant to Section 2j of the Loan Agreement, we are requesting that the Revolving Loan Maturity Date be extended from March 31, ___ to March 31, ___. We acknowledge that, if prior to the Revolving Loan Maturity Date you execute and deliver to us this extension request, the Revolving Loan Maturity Date shall automatically be extended to March 31, ___ and that, if you do not so execute and deliver this extension request, the Revolving Loan Maturity Date shall remain March 31, ___.

                                           Very truly yours,

                                           COMPTEK FEDERAL SYSTEMS, INC.


                                           By ________________________________
                                                                           Title



Accepted and agreed to this
_____ day of ________________.


MANUFACTURERS AND TRADERS TRUST COMPANY

By_____________________________________
                            Title